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                                                     EXHIBIT 10.6
                                                   EXECUTION COPY
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                             CREDIT AGREEMENT



                        Dated as of August 21, 1995


                                   Among

                           HILLS STORES COMPANY,

                      HILLS DEPARTMENT STORE COMPANY,


                         the Lenders named herein


                                    And


                              CHEMICAL BANK,

                 as Administrative Agent and Fronting Bank







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         CREDIT AGREEMENT dated as of August 21, 1995, among HILLS
    STORES COMPANY, a Delaware corporation (the PARENT ), HILLS DEPARTMENT STORE COMPANY, a Delaware corporation (the BORROWER) and a wholly owned subsidiary of the Parent, the financial institutions listed on Schedule 2.01 (the LENDERS ), NATWEST BANK N.A., a Delaware corporation (in such capacity, the "MANAGING AGENT"), CREDIT LYONNAIS NEW YORK BRANCH and CREDIT LYONNAIS CAYMAN ISLAND BRANCH, each a branch, duly licensed under the laws of the State of New York and the laws of Cayman Island, respectively, of Credit Lyonnais, a banking corporation organized and existing under the laws of the Republic of France (in such capacity, each a "CO-AGENT"), INTERNATIONALE NEDERLADEN (U.S.) CAPITAL CORPORATION, a Delaware corporation (in such capacity, a "CO-AGENT"), THE CIT GROUP/BUSINESS CREDIT, INC., a Delaware corporation (in such capacity, a CO-AGENT ), and CHEMICAL
    BANK, a New York banking corporation ( CHEMICAL BANK ), as agent for the Lenders (in such capacity, the ADMINISTRATIVE AGENT and, together with the Managing Agent and the Co-Agents, the AGENTS ) and as fronting bank (in such capacity, the FRONTING BANK).

 The Borrower has requested (a) the Lenders to extend credit in order to enable the Borrower, on the terms and subject to the conditions set forth in this Agreement, to borrow on a revolving basis, at any time and from time to time prior to the Maturity Date (such term and each other capitalized term used herein but not defined herein having the meanings given to such terms in
Section 1.01), an aggregate principal amount at any time outstanding not to exceed (i) the lesser of (A) $300,000,000 and
(B) the Borrowing Base at such time minus (ii) the LC Exposure at such time and (b) the Fronting Bank to issue, on the terms and subject to the conditions set forth in this Agreement, Letters of Credit in an aggregate face amount at any time outstanding not in excess of $100,000,000. The proceeds of such borrowings are to be used (a) on the Closing Date, solely (i) to refinance all indebtedness outstanding under the Existing Credit Agreement,
(ii) to pay fees and expenses of Dickstein Partners Inc. not in excess of $2,500,000 incurred in connection with the 1995 Change in Control and (iii) to pay fees and expenses related to the transactions contemplated hereby and (b) after the Closing Date, solely (i) to provide working capital to the Borrower and its Subsidiaries, (ii) for other general corporate purposes in the ordinary course of the Borrower's business or as permitted under this Agreement, (iii) to pay the Continuation Fee and (iii) to pay any unpaid portion of the amounts described in clauses (a)(ii) and (a)(iii) of this sentence. The Letters of Credit may be issued in the form of (a) standby Letters of Credit for general corporate purposes of the Borrower ( STANDBY LETTERS OF CREDIT ) and (b) trade Letters of Credit to support the shipment to the Borrower or CRH of inventory from locations outside the continental United States and the States of Alaska and Hawaii ( TRADE LETTERS OF CREDIT ), in each case in the ordinary course of the Borrower's business. The Lenders are willing to extend such credit to the Borrower, and the Fronting Bank is willing to issue the Letters of Credit, on the terms and subject to the conditions set forth in this Agreement.

 Accordingly, the Borrower, the Parent, the Lenders, the Agents and the Fronting Bank agree as follows:

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                                 ARTICLE I

                                DEFINITIONS

 SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

  ABR BORROWING  shall mean a Borrowing comprised of ABR Loans.

  ABR LOAN shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

  ABR SPREAD  shall mean 1-3/4% per annum.

  ADJUSTED LIBO RATE shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term
 LIBO RATE shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

  ADMINISTRATIVE QUESTIONNAIRE  shall mean an Administrative
Questionnaire in the form of Exhibit A.

  AFFILIATE shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

  ALTERNATE BASE RATE shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal
Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term PRIME RATE shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term BASE CD RATE shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term THREE-MONTH SECONDARY CD RATE shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or
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such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approxi-mately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business
Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime
Rate, the Three-Month Secondary CD Rate or the Federal Funds
Effective Rate, respectively.

  APPLICABLE PERCENTAGE shall mean, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender's Commitment.

  ASSESSMENT RATE shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then-current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of non-personal time deposits made in dollars at the Administrative Agent's domestic offices.

  ASSIGNMENT AND ACCEPTANCE shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

  BANKRUPTCY PLAN  shall mean the Parent's First Amended
Consolidated Plan of Reorganization approved by the United States
Bankruptcy Court for the Southern District of New York on
September 10, 1993.

  BOARD  shall mean the Board of Governors of the Federal
Reserve System of the United States.

  BOOK VALUE shall mean at any time, as to any Inventory in respect of which such amount is to be determined, the lower of
(a) cost (as reflected in the Borrower's stock ledger) at such time or (b) market value at such time, each as determined in accordance with GAAP on the basis of the retail method of accounting, calculated on a first-in, first-out basis.

  BORROWING shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest

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Period is in effect.

  BORROWING BASE shall mean on any day an amount equal to the sum of, without duplication, (a) 55% of Eligible Inventory and
(b) the Effective Advance Rate multiplied by the value at cost of Purchase Accrual Inventory.

  BORROWING BASE CERTIFICATE shall mean a certificate substantially in the form of Exhibit C, executed and certified by a Financial Officer of the Borrower.

  BUSINESS DAY shall mean any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term Business Day shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

  CAPITAL EXPENDITURES shall mean, for any period, on a consolidated basis for the Parent and its Subsidiaries the aggre-gate of all expenditures (except interest capitalized during construction) during such period that, in accordance with GAAP, are required to be included in property, plant or equipment or a similar fixed asset account but excluding in all events obli-gations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded. For purposes of the foregoing definition, the purchase price of equipment that is purchased simultaneously with the trade-in or sale of existing equipment owned by the Parent or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less (a) the credit granted by the seller of such equipment for the equipment being traded in at such time, (b) the sale price of the equipment being sold or
(c) the amount of such insurance proceeds, as applicable.

  CAPITAL LEASE OBLIGATIONS of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

 A CHANGE IN CONTROL shall be deemed to have occurred as of such time after the date hereof that (a) any person (other than, in the case of clause (ii) below, Dickstein Partners Inc. and investment funds that it Controls or otherwise has the sole power to manage), together with its affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the EXCHANGE ACT ) or any successor rule thereto),

     (i) shall file with the Securities and Exchange Commission and deliver to the Parent a report under or in response to
 Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such
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 person has become the beneficial owner (as defined in
 Rule 13D-3 under the Exchange Act, or any successor provisions) of more than 25% (or, in the case of Dickstein Partners Inc. and investment funds that it Controls or otherwise has the sole power to manage, 50%) of the total voting power of all classes of voting stock of the Parent or

     (ii) shall succeed in having a sufficient number of its nominees elected to the board of directors of the Parent such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the board of directors of the Parent;

(b) any person or group (within the meaning of such Rule 13d-5) other than the Parent shall own directly, beneficially or of record, any shares of the issued and outstanding capital stock of the Borrower; or (c) any person or group other than the Parent or any wholly owned subsidiary of the Parent shall otherwise directly Control the Borrower.

Notwithstanding the foregoing, the election or re-election of directors nominated by the board of directors of the Parent at any annual or special meeting of stockholders, or the election or appointment of directors to fill vacancies in the board of directors, shall not constitute a Change of Control unless such election or appointment is part of a plan to effect a change of Control of the Parent. For purposes of this definition, the term person  shall have the meaning set forth in or for purposes of
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provisions to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

  1995 CHANGE IN CONTROL  shall mean the election on July 5,
1995, to the board of directors of the Parent of John W. Burden, III, David J. Brail, Mark D. Brodsky, Mark Dickstein, Chaim Y.
Edelstein, Samuel L. Katz and Mark L. Kaufman and the transactions arising out of such election.

  CLOSING DATE shall mean the date of the first Credit Event hereunder.

  CODE shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

  COLLATERAL shall mean all the assets of the Parent, the Borrower and the Subsidiary Guarantors, now owned or hereafter acquired, upon which a Lien is purported to be created by any of the Security Documents.

  COLLATERAL AGENT  shall mean Chemical Bank, as Collateral
Agent under the Security Documents.

  COMMITMENT shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth in
Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

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  COMMITMENT FEE  shall have the meaning assigned to such term in Section 2.05(a).

  COMMON STOCK  shall have the meaning assigned such term in
Section 4.19.

  CONFIDENTIAL INFORMATION MEMORANDUM shall mean the Confidential Information Memorandum dated July 1995 (and any updates or amendments thereto) distributed to the Lenders regarding the Parent and the Borrower.

  CONSOLIDATED FIXED CHARGE COVERAGE RATIO shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis for any period, the ratio of (a)(i) EBITDA for such period less (ii) the amount of Capital Expenditures for such period to
(b) Interest Expense for such period.

  CONSOLIDATED FUNDED DEBT shall mean all Indebtedness of the Parent and its Subsidiaries that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of any of the Parent and its Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, but in any event including at all times (a) all amounts of Consolidated Funded Debt required to be paid or prepaid within one year from the date of its creation, (b) in the case of the Borrower, Indebtedness in respect of the Loans and the Deferred Tax Obligations, (c) in the case of the Parent, Indebtedness in respect of the Senior Notes or any Refinancing Notes, (d) Capital Lease Obligations and
(e) Indebtedness in respect of Sale and Lease-Back Transactions.

  CONSOLIDATED NET INCOME shall mean, for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

  CONSOLIDATED NET WORTH shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis at any date, the sum of (a) common stock and preferred stock taken at par or stated value, (b) capital surplus relating to common stock and preferred stock and (c) retained earnings (or deficit) at such date, all determined in accordance with GAAP after giving effect to all adjustments required thereby, but excluding any (i) adjustments required by purchase (fresh-start) accounting and (ii) the after tax effect of the items described in clauses (b) and (c) of the definition of the term "EBITDA".

  CONSOLIDATED RENTAL EXPENSE shall mean, for any period, the aggregate rental expense of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, in respect of all fixed rent obligations under operating leases.

  CONTINUATION FEE shall mean a fee not in excess of $7,500,000 to be paid to the holders of Senior Notes in connection with the exercise of the Extension Election.

  CONTROL shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or
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policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms CONTROLLING and CONTROLLED shall have meanings correlative thereto.

  CONVERTIBLE PREFERRED STOCK shall have the meaning assigned such term in Section 4.19.

  CREDIT EVENT  shall have the meaning assigned to such term in
Article V.

  CRH shall mean C.R.H. International, Inc., an Ohio corporation and a subsidiary of the Borrower.

  DEFAULT shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

  DEFERRED TAX OBLIGATIONS shall mean the obligations of the Borrower to Federal, state and local taxing authorities in an aggregate principal amount not in excess of $4,000,000 being paid on an installment basis pursuant to the Bankruptcy Plan.

  DOLLARS or $ shall mean lawful money of the United States of America.

  EBITDA shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, (a) interest expense, provisions for taxes based on income, depreciation expense, amortization expense and other noncash items reducing such Consolidated Net Income (less the amount of any noncash items increasing such Consolidated Net Income), all as determined in accordance with GAAP on a consolidated basis for the Parent and its Subsidiaries calculated on a first-in, first-out basis, (b) non-recurring expenses not in excess of $43,800,000 incurred in the fiscal year ending on February 3, 1996, and (c) the Continuation Fee.


  EFFECTIVE ADVANCE RATE shall mean, at any time, (a) 55% of Eligible Inventory at such time divided by (b) 100% of the Book
Value of Inventory at such time.

  ELIGIBLE INVENTORY shall mean, at the time of any determination, the sum of (a) the Book Value of Inventory of the Borrower less (without duplication) (i) the Book Value of merchandise to be returned to vendors, which Book Value shall be computed by the Administrative Agent from time to time in the exercise of its reasonable discretion (after consultation with the Borrower) based upon periodic audits of the Inventory,
(ii) the Book Value of perishable Inventory (other than non-seasonal candy Inventory), including snack bar Inventory, seasonal candy and other items mutually agreed upon by the Borrower and the Administrative Agent, (iii) the Book Value of

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non-seasonal candy inventory to the extent that it exceeds 1% of the Book Value of Inventory, (iv) an inventory performance reserve that shall be determined by the Administrative Agent from time to time in the exercise of its reasonable discretion (after consultation with the Borrower) based upon periodic audits of the Inventory, (v) Inventory reserves (as such reserves are set forth in the general ledger of the Borrower and consented to by the Administrative Agent from time to time based upon periodic audits of the Inventory) for (A) markdowns, (B) shrinkage, (C) damaged and defective merchandise (except for reserves already deducted in the computation of Book Value) and (vi) Inventory that is not
(A) owned by Borrower free and clear of all Liens other than Liens created pursuant to the Security Documents but if any other Lien is permitted pursuant to Section 7.02, the Book Value of Inventory subject to such Lien shall be excluded only to the extent of the maximum amount of all obligations secured by such
Lien) and (B) subject to a first priority perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) and (b) the cost of goods not in the possession of the Borrower or CRH as to which a documentary Letter of Credit has been issued and which, if in the possession of the Borrower or CRH, would be treated as Inventory, but only if (i) title to such goods shall have passed to the Borrower or CRH and (ii) such goods are insured to the extent of cost and the Collateral Agent is named as loss payee on all applicable insurance policies with respect to any claims in excess of $100,000.

  ENVIRONMENTAL AND SAFETY LAWS shall mean any and all applicable current and future treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, Hazardous Substances, to preservation or reclamation of natural resources or to the management, release or threatened release of contaminants or noxious odors, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ( CERCLA ), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970 (to the extent it pertains to the use or handling of, or exposure to, Hazardous Substances), as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state law and all amendments or regulations promulgated thereunder.

  ENVIRONMENTAL CLAIM shall mean any written notice of any Governmental Authority alleging potential liability for damage to the environment or by any person alleging potential liability for personal injury (including sickness, disease or death), in either case resulting from or based upon (a) the presence or release
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(including intentional and unintentional, negligent and
nonnegligent, sudden or nonsudden, accidental or nonaccidental leaks or spills) of any Hazardous Substance at, in or from the property of any person, whether or not owned or leased by such person, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

  ERISA AFFILIATE shall mean any trade or business (whether or not incorporated) that is (a) a member of a group of which the Borrower is a member and (b) treated as a single employer under
Section 414 of the Code.

  EURODOLLAR BORROWING shall mean a Borrowing comprised of Eurodollar Loans.

  EURODOLLAR LOAN shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

  EVENT OF DEFAULT shall have the meaning assigned to such term in Article VIII.

  EXISTING CREDIT AGREEMENT shall mean the Credit Agreement dated as of October 4, 1993, as amended, among the Parent, the Borrower, the banks referred to therein and Chemical Bank, as Administrative Agent and as Fronting Bank.

  EXISTING LETTER OF CREDIT shall mean each letter of credit that (a) was issued by Chemical Bank for the account of the Borrower or CRH, (b) is outstanding on the Closing Date and
(c) is listed on Schedule 1.01 hereto.

  EXTENSION ELECTION   shall mean the Parent's option pursuant
to Section 1103(d) of the Senior Note Indenture to extend the redemption date contemplated by Section 1103 of the Senior Note Indenture with respect to the 1995 Change in Control to May 5, 1997.

  FEDERAL FUNDS EFFECTIVE RATE shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

  FEE LETTER shall mean the Fee Letter dated July 14, 1995, among the Parent, the Borrower, the Administrative Agent and Chemical Securities Inc.

  FEES shall mean the Commitment Fees and all other amounts required to be paid to the Administrative Agent and/or the Lenders pursuant to Section 2.05 and Section 3.03.
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  FINANCIAL OFFICER  of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

  GAAP shall mean generally accepted accounting principles, applied on a consistent basis.

  GOVERNMENTAL AUTHORITY shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

  GUARANTEE of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the primary obligor ) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term Guarantee shall not include (i) endorse-

ments for collection or deposit, in either case in the ordinary course of business, or (ii) obligations of the Parent to indemnify its directors and officers.

  GUARANTEE AGREEMENT shall mean the Guarantee Agreement, substantially in the form of Exhibit D, among the Subsidiary
Guarantors and the Administrative Agent.

  GUARANTEED OBLIGATIONS shall have the meaning assigned to such term in Article IX.

  HAZARDOUS SUBSTANCES shall mean any toxic, radioactive, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, polychlorinated biphenyls ( PCB'S ), asbestos or asbestos-containing material, and any substance, waste or material regulated under Environmental and Safety Laws.

  INDEBTEDNESS  of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise,
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to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Rate Protection Agreements or foreign currency exchange agreements, other exchange rate hedging agreements, interest rate or commodity swaps and any similar derivative transactions (valued at its marked-to-market value) and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner. Notwithstanding the foregoing, the term Indebtedness shall not include liabilities classified as trade payables or other payables or accrued expenses in accordance with GAAP.

  INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Parent, the Borrower, the Subsidiary Guarantors and the Collateral Agent.

  INTEREST EXPENSE shall mean, for any period, the interest expense of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus the interest component of Capital Lease Obligations to the extent not included in interest expense under GAAP, excluding (i) any fees and expenses in connection with the Transactions amortized by the Parent and its Subsidiaries during such period and
(ii) any amortized portion of the Senior Note Consent Fee and the Continuation Fee. For purposes of the foregoing definition, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower with respect to Rate Protection Agreements.

  INTEREST PAYMENT DATE shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

  INTEREST PERIOD  shall mean (a) as to any Eurodollar
Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and
(b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and
(iii) the date such Borrowing is prepaid in accordance with
Section 2.10; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

  INVENTORY shall mean, at the time of any determination, the aggregate balance of inventory held by the Borrower or CRH for sale in the normal course of the Borrower's business (and shall in no event include goods title to which is held by a consignor, concessionaire or licensee of a licensed department) as determined in accordance with GAAP, calculated on a first-in, first-out accounting basis.

  LC COMMITMENT shall mean $100,000,000, as the same may be reduced from time to time pursuant to Section 3.07. The LC
Commitment shall automatically and permanently terminate on the LC Maturity Date.

  LC DISBURSEMENT shall mean any payment or disbursement made by the Fronting Bank under or pursuant to a Letter of Credit.

  LC EXPOSURE shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under such Letters of Credit at such time but has been neither (i) reimbursed by the Borrower to the Fronting Bank or the Lenders, as the case may be, nor (ii) deemed to be an ABR Loan pursuant to Section 3.04(c)(ii).

  LC FEES  shall have the meaning given such term in
Section 3.03.

  LC MATURITY DATE shall mean the fifth Business Day prior to the Maturity Date; provided that if the Maturity Date is May 1, 1996, the LC Maturity Date shall be May 1, 1996.

  LETTER OF CREDIT shall mean (a) each letter of credit issued by the Fronting Bank for the account of the Borrower pursuant to
Section 3.01 and (b) each Existing Letter of Credit.

  LEVERAGE RATIO shall mean, as of any date of determination, the ratio of (a) Consolidated Funded Debt on such date to (b) the sum of (i) Consolidated Net Worth on such date and
(ii) Consolidated Funded Debt on such date.

  LIBOR SPREAD  shall mean 2-3/4% per annum.

  LIEN shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. Notwithstanding the foregoing, under no circumstance will the term Lien be construed to include the interest that any retail buyer may have in lay-away goods.

  LOAN DOCUMENTS  shall mean this Agreement, the Pledge
Agreement, the Guarantee Agreement, the Mortgages, the Security
Agreement, the Indemnity, Subrogation and Contribution Agreement and the Fee Letter.

  LOANS shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

   MANAGEMENT AGREEMENTS shall mean all agreements with members of the senior management or members of the Boards of Directors of the Parent, the Borrower and the Subsidiaries or any of their Affiliates that provide for management advisory or consulting services to be provided to the Parent, the Borrower and the Subsidiaries, in each case as in effect on the Closing Date.

  MARGIN STOCK shall have the meaning given such term under Regulation U.

  MATERIAL ADVERSE EFFECT shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Parent or any of its Subsidiaries to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights of or remedies available to the Administrative Agent, the Fronting Bank or any of the other Lenders under any Loan Document.

  MATURITY DATE shall mean May 1, 1997; PROVIDED, HOWEVER, that the Maturity Date shall automatically become May 1, 1996, if the Extension Election is not exercised on or prior to April 30, 1996; PROVIDED FURTHER, HOWEVER, that if either (a) subject to the terms and conditions of this Agreement, the Senior Note Consent is extended to a date later than April 30, 1998, or
(b) the Senior Notes are refinanced in full with the proceeds of the Refinancing Notes, the Maturity Date shall automatically be extended to April 30, 1998.

  MOODY'S  shall mean Moody's Investors Service, Inc.

  MORTGAGED PROPERTIES shall mean the owned real properties of the Borrower specified on Schedule 1.01(a).

  MORTGAGES shall mean the mortgages and deeds of trust, substantially in the form of Exhibits J-1 and J-2, as applicable, to be filed or recorded by each person listed on Schedule 1.01(a) with respect to the property listed on Schedule 1.01(a), and any mortgage or deed of trust filed or recorded pursuant to
Section 6.09.

  MULTIEMPLOYER PLAN shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

  OUTSTANDING LETTERS OF CREDIT shall mean at any time the Letters of Credit outstanding at such time.

  PBGC shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

  PERMITTED INVESTMENTS  shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the

 United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three months from the date of acquisition thereof;

     (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within three months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 or the equivalent thereof from Standard & Poor's and at least P-1 or the equivalent thereof from Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within three months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Administrative Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof or Canada that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank);

     (d) investments in commercial paper maturing within three months from the date of acquisition thereof and issued by
 (i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's or carrying an equivalent rating by another nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments;

     (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's or carrying an equivalent rating by another nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments; and

     (f) other investment instruments approved in writing by the Required Lenders and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000.

  PERSON shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

  PLAN shall mean any pension plan that is subject to the provisions of Title IV of ERISA or Section 412 of the Code and is maintained for employees of the Borrower or any ERISA Affiliate.

  PLEDGE AGREEMENT shall mean the Pledge Agreement, substantially in the form of Exhibit F, among the Borrower, the Parent, CRH and the Collateral Agent.

  PLEDGED SECURITIES shall have the meaning given such term in the Pledge Agreement.

  PREFERRED STOCK  shall have the meaning assigned such term in
Section 4.19.

  PURCHASE ACCRUAL INVENTORY shall mean, at any time, merchandise located on the premises of the Borrower's distribution center in Columbus, Ohio and the Borrower's retail stores (a) title to which shall have passed to the Borrower,
(b) that is subject to a first priority perfected security interest in favor of the Collateral Agent for the ratable benefit of the Secured Parties and (c) that has not yet been recorded into the Borrower's stock ledger due to the timing of processing receiving documents.

  RATE PROTECTION AGREEMENTS shall mean interest rate swap, cap, collar or floor agreements or other similar agreements entered into by the Borrower to provide protection against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms satisfactory to the Administrative Agent with a counterparty satisfactory to the Administrative Agent.

  REFINANCING NOTE INDENTURE shall mean one or more indentures pursuant to which the Refinancing Notes are issued.

  REFINANCING NOTES shall mean one or more series of notes or debentures issued by the Borrower or the Parent pursuant to a public offering or an offering pursuant to Rule 144A under the Securities Act of 1933 (or other similar type of fully distributed private placement) the net proceeds of which (less customary underwriting discounts and commissions and reasonable fees and expenses incurred in connection therewith) are used, among other things, to redeem the Senior Notes.

  REGISTER  shall have the meaning given such term in Section
11.04(d).

  REGULATION G shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

  REGULATION U shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

  REGULATION X shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

  REPORTABLE EVENT shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

  REQUIRED LENDERS  shall mean, at any time, Lenders holding
Loans representing more than 50% of the aggregate principal amount of the Loans outstanding or, if no Loans are outstanding,

Lenders having Commitments representing more than 50% of the aggregate Commitments.

  RESPONSIBLE OFFICER of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

  SALE AND LEASE-BACK DOCUMENTS shall mean all documents executed by Borrower in connection with the lease of Retail Stores Nos. 89, 93, 94 and 101 in Pennsylvania in September 1994, Retail Stores Nos. 110 and 127 in New York in December 1994 and a Distribution Center in Ohio in September 1994, as amended prior to the date of this Agreement, and all documents executed by Borrower in connection with the lease of multiple trailers in December 1994, as amended prior to the date of this Agreement.

  SALE AND LEASE-BACK TRANSACTIONS shall have the meaning assigned to such term in Section 7.03.

  SECURED PARTIES  shall mean (a) the Lenders, (b) the Fronting
Bank, (c) the Administrative Agent, (d) the Collateral Agent and
(e) the successors and assigns of each of the foregoing.

  SECURITY AGREEMENT shall mean the Security Agreement, substantially in the form of Exhibit G, among the Borrower, the Parent, the Subsidiary Guarantors and the Collateral Agent.

  SECURITY DOCUMENTS shall mean the Pledge Agreement, the Security Agreement, the Mortgages, the Guarantee Agreement and each of the other instruments and documents delivered pursuant to
Section 6.09.

  SENIOR NOTE CONSENT shall mean the consent of the required number of holders of the Senior Notes to an extension of the redemption date contemplated by Section 1103 of the Senior Note Indenture with respect to the 1995 Change in Control to a date on or after May 3, 1996.

  SENIOR NOTE CONSENT FEE shall mean a fee not in excess of $6,000,000 paid to the holders of the Senior Notes in connection with the Senior Note Consent.

  SENIOR NOTE INDENTURE shall mean the Indenture dated as of October 1, 1993, as amended, among the Parent, the Borrower and Fleet Bank of Massachusetts, N.A., as Trustee, with respect to the Senior Notes.

  SENIOR NOTES shall mean the Parent's $160,000,000 aggregate principal amount of 10.25% Senior Notes due 2003.

  STANDARD & POOR'S  shall mean Standard and Poor's Corporation.

  STANDBY LETTERS OF CREDIT shall have the meaning assigned to such term in the introduction to this Agreement.

  STATUTORY RESERVES shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of the term
 Alternate Base Rate ), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

  SUBORDINATED GUARANTEES shall mean the guarantees by the Borrower, as set forth in the Senior Notes and the Senior Note Indenture, and the Refinancing Notes and the Refinancing Note Indenture, of the Parent's obligations under the Senior Note or any Refinancing Note.

  SUBSIDIARY shall mean, with respect to any person (herein referred to as the parent ), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or
(b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

  SUBSIDIARY shall mean, (a) with respect to the Borrower, any subsidiary of the Borrower and (b) with respect to the Parent, any direct or indirect subsidiary of the Parent, including the Borrower and its Subsidiaries.

  SUBSIDIARY GUARANTORS  shall mean CRH, Canton Advertising,
Inc., a Massachusetts corporation, HDS Transport, Inc., an Ohio corporation, Corporate Vision Inc., a Massachusetts corporation, and Hills Distributing Company, a Delaware corporation.

  TRADE LETTERS OF CREDIT shall have the meaning assigned to such term in the introduction to this Agreement.

  TRANSACTIONS  shall have the meaning assigned to such term in
Section 4.02.

  TRANSFEREE  shall have the meaning assigned to such term in
Section 2.17(a).

  TYPE , when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term Rate shall include the Adjusted LIBO
Rate and the Alternate Base Rate.

 SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words include , includes and including shall be deemed to be followed by the phrase without limitation . All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that, for purposes of determining compliance with any covenant set forth in Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the audited financial statements referred to in Section 4.05.


                                ARTICLE II

                                THE CREDITS

 SECTION 2.01. COMMITMENTS. Upon the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the Closing Date and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed (after giving effect to all Loans repaid, and all reimbursements of LC Disbursements made concurrently with the making of any Loans) an amount equal to the difference between (a) the lesser of (i) the Commitment set forth opposite such Lender's name on
Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, and (ii) such Lender's Applicable Percentage of the Borrowing Base at such time and (b) such Lender's Applicable Percentage of the LC Exposure at such time. Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Loans on or after the Closing Date and prior to the Maturity Date, upon the terms and subject to the conditions and limitations set forth herein.

 SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Commitments).

 (b) Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request pursuant to Section
2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than ten separate Eurodollar Loans from any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

 (c) Subject to paragraph (e) below, each Lender shall make a Loan in the amount of its pro rata portion, as determined under
Section 2.14, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

 (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

 (e) The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.10, as applicable, with the proceeds of the new Borrowing; and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

 SECTION 2.03. NOTICE OF BORROWINGS. The Borrower shall give the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (a) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing;
(b) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (c) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

 SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The
Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender on the Maturity Date.

 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

 (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

 (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded;

provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

 (e) Upon the request of any Lender, the Borrower shall provide to such Lender a promissory note or notes evidencing all Loans owing to such Lender. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note or notes shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by the one or more promissory notes payable to the payee named therein or its registered assigns.

 SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the date of this Agreement, on the last day of March, June, September and December in each year, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a commitment fee (a COMMITMENT FEE ) at a rate of 1/2 of 1% per annum on the average daily unused amount of the Commitment of such Lender during the preceding quarter (or shorter period commencing with the date of acceptance by the Borrower of such Lender's Commitment or the date hereof or ending with the Maturity Date or the date on which the Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue upon the acceptance by the Borrower of such Lender's Commitment and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

 (b) The Borrower agrees to pay to the Fronting Bank, for its own account, the fees specified in Section 3.08.

 (c) The Borrower and the Parent agree, jointly and severally, to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter at the times set forth in the Fee
Letter.

 (d) The Borrower and the Parent agree, jointly and severally, to pay to the Administrative Agent, for its own account and for the account of the other Lenders, the additional fees described in the Fee Letter at the times set forth in the Fee Letter.

 (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

 SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Spread.

 (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest
(computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted
LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Spread.

 (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate, ABR Spread or LIBOR Spread for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

 (d) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest
Period.

 SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount (in lieu of interest payable under Section 2.06) up to but excluding the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate that would at the time be applicable to an ABR Loan under Section 2.06 plus 2%.

 SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (or shall have been advised by the Required Lenders) that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

 SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The
Commitments and the LC Commitment shall be automatically termi-nated on (i) the Maturity Date and the LC Maturity Date, respectively, or (ii) August 31, 1995, if the Closing Date shall not have occurred prior to such date.

 (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the

Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments;
PROVIDED, HOWEVER, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000, and (ii) the Commitments may not be reduced to the extent that any such reduction would reduce the Commitments to an amount that is less than the LC Exposure at such time.

 (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

 SECTION 2.10. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least one Business Day's prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000.

 (b)(i) On the date of any termination or reduction of the Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate principal amount of the Loans outstanding on such date will not exceed (A) the aggregate Commitments on such date after giving effect to such termination or reduction less
(B) the aggregate LC Exposure on such date and (ii) following the receipt of any cash proceeds pursuant to Sections 7.03, 7.06 and 11.17, the Borrower shall apply such cash proceeds to prepay Borrowings in the amounts and at the times set forth in such Sections.

 (c) On any date on which the sum of (i) the aggregate principal amount of all Loans outstanding on such date and (ii) the aggregate LC Exposure on such date exceeds the lesser of (A) the aggregate Commitments of the Lenders and (B) then-current Borrowing Base, the Borrower will pay or repay so much of the Loans as shall be necessary so that, after giving effect to such repayment, there shall be no such excess; PROVIDED, HOWEVER, that if the aggregate principal amount of Loans then outstanding is less than the amount of such excess (because of any LC Exposure), the Borrower shall, to the extent of any remaining excess (after the prepayment of Loans), replace Outstanding Letters of Credit and/or deposit an amount in cash equal to such excess in a cash collateral account with the Agent for the benefit of the Lenders.

 (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.13 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

 (e) On a date (the CLEAN-UP DATE ) determined by the Borrower in its sole discretion between December 1 of each year and the immediately following April 1, the Borrower shall pay or prepay all of the outstanding Loans and, for a period of at least 30 consecutive days following the Clean-up Date, the Borrower shall continue to have no Loans outstanding (other than any Loans deemed to be made pursuant to Section 3.04(c)(ii), provided that each such Loan shall have been repaid not later than the Business Day following the making thereof).

 SECTION 2.11. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Letter of Credit reimbursement obligations, Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement that is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit issued hereunder, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

 (b) If any Lender or the Fronting Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled International Convergence of Capital Measurement and Capital Standards , or the adoption after the date hereof of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or the Letters of Credit issued by the Fronting Bank pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or the Fronting Bank on demand such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

 (c) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank or any of their holding companies as specified in paragraph (a) or (b) above, as the case may be, and providing reasonable supporting documentation with respect to the circumstances giving rise to such demand for compensation and the calculation of the amounts due, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

 (d) Failure on the part of any Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period, except that neither any Lender nor the Fronting Bank shall be entitled to compensation under this Section 2.11 for any costs incurred or reduction suffered with respect to any date unless such Lender, or the Fronting Bank, as applicable, shall have notified the Borrower that it will demand compensation for such costs or reduction under paragraph (c) above, not more than six months after the later of (i) such date and (ii) the date on which such Lender or the Fronting Bank, as applicable, shall have become aware of such costs or reduction. The protection of this
Section 2.11 shall be available to each Lender and the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

 SECTION 2.12. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written or telecopy notice to the Borrower and to the Administrative Agent, such Lender may:

     (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

     (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in para-

 graph (b) below.

In the event any Lender shall exercise its rights under (i) or
(ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

 (b) For purposes of this Section 2.12, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

 SECTION 2.13. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (b) any failure by the Borrower to borrow or to refinance any Loan hereunder after irrevocable notice of such borrowing or refinancing has been given pursuant to Section 2.03, (c) any payment or prepayment of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (a) its cost of obtaining the funds for the Loan being paid, prepaid or not borrowed (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date of such failure) over (b) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive and providing reasonable supporting documentation with respect to the circumstances giving rise to such demand and the calculation of losses incurred pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

 SECTION 2.14. PRO RATA TREATMENT. Except as required under
Section 2.12, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each payment of the LC Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

 SECTION 2.15. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or LC Exposure as a result of which the unpaid principal portion of its Loans or LC Exposure shall be proportionately less than the unpaid principal portion of the Loans of any other Lender or any other Lender's LC Exposure, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender or the LC Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans, LC Exposures and participations in Loans and LC Exposures held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Exposures then outstanding as the principal amount of its Loans and LC Exposures prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Exposures outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or LC Exposure deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof, to the fullest extent permitted by law, as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

 SECTION 2.16. PAYMENTS. (a) Except as provided in
Section 2.05(b), the Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in dollars to the Administrative Agent for the account of the Administrative Agent, the Fronting Bank or the Lenders, as the case may be, at its offices at 270 Park Avenue, New York, New York, in immediately available funds. Promptly upon receipt of any amounts pursuant to the preceding sentence, the

Administrative Agent shall remit such amounts (other than any amounts for the account of the Administrative Agent) to the Fronting Bank or the Lenders, as applicable.

 (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

 SECTION 2.17. TAXES. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING
(i) income taxes imposed on the net income of the Administrative Agent, the Fronting Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a TRANSFEREE )) and (ii) franchise taxes imposed on the net income of the Administrative Agent, the Fronting Bank or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, the Fronting Bank or such Lender (or Transferee) is organized or any political sub-

division thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, Taxes ). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee), the Fronting Bank or the Administrative Agent, (i) the sum payable shall be increased by the amount (an additional amount ) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee), the Fronting Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

 (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ( OTHER TAXES ).

 (c) The Borrower will indemnify each Lender (or Transferee), the Fronting Bank and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), the Fronting Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender, the Fronting Bank or the Administrative Agent on its behalf, together with reasonable supporting documentation with respect to the circumstances giving rise to such payment or liability and the calculation of the amount thereof, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Fronting Bank or the Administrative Agent, as the case may be, makes written demand therefor.

 (d) If a Lender (or Transferee), the Fronting Bank or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If a Lender (or Transferee), the Fronting Bank or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender (or Transferee), the Fronting Bank or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee), the Fronting Bank or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender (or Transferee), the Fronting Bank or the Administrative Agent in the event such Lender (or Transferee), the Fronting Bank or the Administrative Agent is required to repay such refund to such Governmental Authority.

 (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

 (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

 (g) The Fronting Bank, the Administrative Agent and each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a NON-U.S. LENDER ) shall deliver to the Borrower and the Administrative Agent two copies of either

United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of portfolio interest , a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a NEW LENDING OFFICE ). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.17(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.17(g) that such Non-U.S. Lender is not legally able to deliver.

 (h) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; PROVIDED, HOWEVER, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and PROVIDED FURTHER, HOWEVER, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

 (i) Nothing contained in this Section 2.17 shall require any Lender (or Transferee), the Fronting Bank or the Administrative

Agent to make available any of its tax returns (or any other information that it reasonably deems to be confidential or proprietary).

 SECTION 2.18. MITIGATION. The Fronting Bank or any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to Section 2.11 or Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee) or the Fronting Bank, be otherwise disadvantageous to such Lender (or Transferee) or the Fronting Bank, as the case may be.


                                ARTICLE III

                             LETTERS OF CREDIT

 SECTION 3.01. ISSUANCE OF LETTERS OF CREDIT. (a) The Fronting Bank agrees, on the terms and subject to the conditions hereinafter set forth, to issue Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, appropriately completed, for the account of the Borrower or CRH, at any time and from time to time on and after the Closing Date until the earlier of the LC Maturity Date and the termination of the LC Commitment in accordance with the terms hereof; PROVIDED, HOWEVER, that any Letter of Credit shall be issued by the Fronting Bank only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit, (i) the LC Exposure shall not exceed the LC Commitment in effect at such time and (ii) the sum of the aggregate principal amount of Loans outstanding at such time plus the LC Exposure at such time shall not exceed (A) the lesser of the aggregate Commitments at such time and (B) the Borrowing Base at such time.

 (b) Each Letter of Credit shall expire at the close of business on the LC Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

 (c) Each issuance of any Letter of Credit shall be made on at least two Business Days' prior written or facsimile notice from the Borrower to the Fronting Bank and the Administrative Agent specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the LC Maturity Date and (ii) the close of business on the date that is (x) 270 days after the date of issuance of such Letter of Credit, in the case of a Trade Letter of Credit, or
(y) 13 months after the date of issuance of such Letter of Credit, in the case of a Standby Letter of Credit), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. The Fronting Bank will give the Administrative Agent and the Administrative Agent will give to each Lender reasonably prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

 SECTION 3.02. PARTICIPATIONS; UNCONDITIONAL OBLIGATIONS. (a) By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Lenders in respect thereof, the Fronting Bank hereby grants to each Lender, and each Lender hereby agrees to acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the Fronting Bank hereby grants to each Lender, and each Lender hereby acquires from the Fronting Bank, a participation in each Existing Letter of Credit equal to such Lender's Applicable Percentage of the face amount of such Existing Letter of Credit, effective on the Closing Date. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Fronting Bank, in accordance with Section 3.04(c), such Lender's Applicable Percentage of each LC Disbursement made by the Fronting Bank; PROVIDED, HOWEVER, that the Lenders shall not be obligated to make any such payment to the Fronting Bank with respect to any wrongful payment or disbursement made under any outstanding Letter of Credit as a result of the gross negligence or wilful misconduct of the Fronting Bank.

 (b) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

 SECTION 3.03. LC FEE. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders for each calendar quarter (or shorter period commencing with the date hereof or ending with the first date on which the LC Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit) fees (the LC FEES ) equal to
(a) in the case of Standby Letters of Credit, the LIBOR Spread in effect at the beginning of such calendar quarter on the average daily aggregate face amount of outstanding standby Letters of Credit and (b) in the case of Trade Letters of Credit, 2.25% on the average daily aggregate face amount of the outstanding trade Letters of Credit. The LC Fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The LC Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Maturity Date (or, if earlier, the first date on which the LC Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit), commencing on the first such date following the Closing Date. Once paid, the LC Fees shall not be refundable in any circumstances.

 SECTION 3.04. AGREEMENT TO REPAY LC DISBURSEMENTS. (a) If the Fronting Bank shall make any payment under a Letter of Credit, the Borrower shall pay to the Administrative Agent, on behalf of the Fronting Bank, an amount equal to the amount of such payment by the Fronting Bank before 12:00 noon, New York City time, on the Business Day on which the Fronting Bank shall have notified the Borrower such payment will be or has been made (or such later time as is not later than three hours after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on any

Business Day, not later than 12:00 noon, New York City time, on the immediately following Business Day). The Administrative Agent will promptly pay any such amounts received by it to the Fronting Bank. In the event that, after the payment of any such amount to the Fronting Bank, the Fronting Bank shall not make such payment in respect of such Letter of Credit, the Fronting Bank shall return to the Administrative Agent, for the account of the Borrower, any such unpaid amount, together with interest thereon accrued at the Federal Funds Effective Rate then in effect from and including the date such amount was paid by the Borrower to the Administrative Agent to but excluding the date such amount was repaid by the Fronting Bank to the Administrative Agent.

 (b) The Borrower's obligation to repay the Fronting Bank for LC
Disbursements made by the Fronting Bank under the outstanding
Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of the following:

     (i) any lack of validity or enforceability of any Letter of Credit;

     (ii) the existence of any claim, defense or other right that the Borrower or CRH or any other person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Administrative Agent or any other Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting Bank) or any other person in connection with this Agreement or any other agreement or transaction;

     (iii) any draft or other document under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

     (iv) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

     (v) any other circumstances or event whatsoever, whether or not similar to any of the foregoing, PROVIDED that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the Fronting Bank.

 It is understood that in making any payment under a Letter of Credit (A) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed wilful misconduct or gross negligence of the Fronting Bank.

 (c) If the Administrative Agent has not received from the Borrower the payment required by Section 3.04(a) by 12:00 noon, New York City time, on the date on which the Fronting Bank has notified the Borrower that payment under any Letter of Credit will be or has been made (or such later time as is not later than three hours after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on such Business Day, not later than 12:00 noon, New York City time, on the immediately following Business Day), as provided in Section 3.04(a), (i) the Administrative Agent will notify not later than 12:00 noon, New York City time, the Fronting Bank and each Lender of the LC Disbursement and, in the case of each Lender, its Applicable Percentage of such LC Disbursement and (ii) such LC Disbursement shall be deemed to be an ABR Loan. Each Lender will pay to the Administrative Agent not later than 4:00 p.m., New York City time, on such date an amount equal to such Lender's Applicable Percentage of such LC Disbursement (it being understood that such amount shall constitute a Borrowing), and the Administrative Agent will promptly pay such amount to the Fronting Bank. The Administrative Agent will promptly remit to each Lender its Applicable Percentage of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such LC Disbursement. If any Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Fronting Bank as provided above, such Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (c) to but excluding the date an amount equal to such amount is paid to the Administrative Agent for prompt payment to the Fronting Bank at, for the first such day, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate.

 SECTION 3.05. LETTER OF CREDIT OPERATIONS. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an Outstanding Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Outstanding Letter of Credit. The Fronting Bank shall as promptly as possible, but in no event later than two hours after such demand for payment, give oral notification, confirmed by facsimile notice, to the Administrative Agent and the Borrower of such demand for payment and shall as promptly as possible, but in no event later than two hours prior to any payment in respect of such demand, give oral notification, confirmed by facsimile notice, to the Administrative Agent and the Borrower of the determination by the Fronting Bank as to whether such demand for payment was in accordance with the terms and conditions of such Outstanding Letter of Credit and whether the Fronting Bank has made or will make an LC Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank with respect to any such LC Disbursement, and the Administrative Agent shall promptly give each Lender notice thereof.

 SECTION 3.06. CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall on the Business
Day it receives notice from the Administrative Agent or the

Required Lenders therefor, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposit in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account (including any interest earned thereon) shall
(a) automatically be applied by the Administrative Agent to reimburse the Fronting Bank for LC Disbursements and (b) be held for the satisfaction of the reimbursement obligations of the Borrower for the then-outstanding LC Exposure. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned (together with any interest earned thereon) to the Borrower within three Business Days after all Events of Default have been cured or waived.

 SECTION 3.07. TERMINATION OR REDUCTION OF LC COMMITMENT. The Borrower may permanently terminate, or from time to time in part permanently reduce, the LC Commitment, in each case upon at least three Business Days' prior written or facsimile notice to the Administrative Agent and the Fronting Bank, PROVIDED that, after giving effect to such termination or reduction, the LC Commitment shall not be less than the LC Exposure at such time or greater than the available Commitments at such time. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of such termination or reduction, the LC Fees on the amount of the LC Commitment so terminated or reduced accrued to but excluding the date of such termination or reduction.

 SECTION 3.08. FRONTING BANK FEES. (a) The Borrower shall pay to the Fronting Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as shall be agreed upon between the Borrower and the Fronting Bank.

 (b) The Borrower shall pay to the Fronting Bank, for its own account, a fronting fee on the average daily aggregate maximum amount available to be drawn (assuming compliance with all conditions to drawing) under all Outstanding Letters of Credit equal to the Fronting Bank's spread (the amount of which shall be subject to the approval of the Fronting Bank, the Borrower and the Administrative Agent), payable in arrears on the last day of each March, June, September and December of each year and on the Maturity Date.

 SECTION 3.09. RESIGNATION OR REMOVAL OF FRONTING BANK. (a) The Fronting Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Fronting Bank, the Administrative Agent and the Lenders. Upon any such resignation or removal, the Borrower shall (within 180 days after such notice of resignation or removal) either appoint a Lender (with the consent of such Lender) as successor, or terminate the unutilized LC Commitment. The Borrower may at any time thereafter that the Commitments are in effect reinstate by notice to the Administrative Agent and the Lenders the LC Commitment in connection with the appointment of a successor Fronting Bank. Subject to paragraph (b) below, upon the acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(b). The acceptance of any appointment as Fronting Bank hereunder by a successor issuing bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the Fronting Bank shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require.

 (b) After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

 Each of the Borrower and the Parent represents and warrants to each of the Lenders that:

 SECTION 4.01. ORGANIZATION; POWERS. Each of the Parent and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

 SECTION 4.02. AUTHORIZATION. The execution, delivery and performance by the Parent and its Subsidiaries of each of the Loan Documents to which it is a party, the creation of the security interests contemplated by the Security Documents and, in the case of the Borrower, the borrowings hereunder (collectively, the TRANSACTIONS ) (a) have been duly authorized by all requi-site corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Parent or any of its Subsidiaries, (B) any order of any Governmental Authority or

(C) any provision of any indenture, agreement or other instrument to which the Parent or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound,
(ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture or any other material agreement or instrument or (iii) except for the Liens created by the Security Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Parent or any of its Subsidiaries.

 SECTION 4.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and the Parent and consti-

tutes, and each other Loan Document to which it is a party, when executed and delivered by the Borrower and the Parent, as the case may be, will constitute, a legal, valid and binding obligation of the Borrower and the Parent, as the case may be, enforceable against the Borrower and the Parent, as the case may be, in accordance with its terms, subject to, or except as enforceability may be limited by, applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought in a proceeding in equity or at law). The Security Documents have been duly executed and delivered by each of the Subsidiary Guarantors party thereto, and each constitutes a legal, valid and binding obligation of each of the Subsidiary Guarantors party thereto, enforceable against each such Subsidiary Guarantor in accordance with its terms, subject to, or except as enforceability may be limited by, applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought in a proceeding in equity or at law).

 SECTION 4.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

 SECTION 4.05. FINANCIAL STATEMENTS. (a) The Parent has heretofore furnished to the Lenders the consolidated balance sheets and statements of income and changes in financial condition of the Parent (i) as of and for the fiscal year ended January 28, 1995, audited by and accompanied by the opinion of Coopers & Lybrand LLP, independent public accountants, and
(ii) as of and for the fiscal quarter and the portion of the fiscal year ended April 29, 1995, certified by a Financial Officer of the Parent. Such financial statements present fairly the financial condition and results of operations of the Parent and its consolidated Subsidiaries as of such dates and for such periods subject, in the case of the April 29, 1995, financial statements, to normal year-end audit adjustments and the addition of notes and schedules at year-end. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP.

 (b) The unaudited pro forma consolidated balance sheet of the Parent and its subsidiaries as of July 31, 1995 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to
(i) the 1995 Change in Control and the Borrowings under this Agreement contemplated to be made on the Closing Date, and
(ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared in good faith based upon assumptions believed by the Parent to be reasonable at the time when such assumptions were made (which assumptions the Parent continues to believe are reasonable as of the Closing Date) and presents fairly on a pro forma basis the estimated consolidated financial position of the Parent and its Subsidiaries, assuming that the events specified in the preceding sentence had actually occurred at July 31, 1995.

 SECTION 4.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole, since January 28, 1995, (it being understood that the circumstances described in the Confidential Information Memorandum or in any Form 10-K, 10-Q, 8-K or other filing made by the Parent under the Securities Exchange Act of 1934 between January 28, 1995, and the Closing Date (copies of which have been provided to the Lenders) or the consequences of such circumstances shall not be taken into consideration in the determination of whether any such material adverse change has occurred).

 SECTION 4.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of the Parent and its Subsidiaries has good (or, in the case of the Mortgaged Properties, good and marketable) title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 7.02.

 (b) Each of the Parent and its Subsidiaries has complied with all material obligations under all leases to which it is a party and all such leases are in full force and effect. Each of the Parent and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

 (c) Except as set forth on Schedule 4.07(c), neither the Parent nor any of the Subsidiaries has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation. Neither the Parent nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

 (d) Schedule 1.01(a) lists all real property owned by the Parent or any of the Subsidiaries.

 SECTION 4.08. SUBSIDIARIES. Schedule 4.08 sets forth as of the Closing Date a list of all direct and indirect Subsidiaries of the Parent and the percentage ownership interest of the Parent therein.

 SECTION 4.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth in Schedule 4.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Parent or the Borrower, as the case may be, threatened against or affecting the Parent or any of its Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, are reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect.

 (b) Neither the Parent nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default is reasonably likely to result in a Material Adverse Effect.

 SECTION 4.10. AGREEMENTS. (a) Neither the Parent nor any of its
Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or is reasonably likely to result in a Material Adverse Effect.

 (b) Neither the Parent nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default is reasonably likely to result in a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries is in material default under any indenture or other agreement or instrument evidencing or governing the terms of any Consolidated Funded Debt.

 SECTION 4.11. FEDERAL RESERVE REGULATIONS. (a) Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

 (b) No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

 SECTION 4.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
COMPANY ACT. Neither the Parent nor any of its Subsidiaries is
(a) an  investment company  as defined in the Investment Company

Act of 1940, as amended, or (b) a holding company as defined in, or subject to regulation under, the Public Utility Holding
Company Act of 1935.

 SECTION 4.13. USE OF PROCEEDS. The Borrower will use the
Letters of Credit and the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

 SECTION 4.14. TAX RETURNS. Each of the Parent and its Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which the Parent shall have set aside on its books adequate reserves and (ii) the Deferred Tax Obligations.

 SECTION 4.15. NO MATERIAL MISSTATEMENTS. The information, reports, financial statements, exhibits or schedules (other than all financial projections concerning the Parent, the Borrower and their subsidiaries (the Projections )) furnished by or on behalf of the Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Projections have been prepared in good faith based on assumptions believed by the Parent and the Borrower to be reasonable at the time such assumptions were made (which assumptions the Parent continues to believe are reasonable as of the Closing Date).

 SECTION 4.16. EMPLOYEE BENEFIT PLANS. (a) The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan or Plans of the Borrower or any ERISA Affiliate that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $1,000,000. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan.

 (b) Neither the Borrower nor any ERISA Affiliate currently contributes or is required to contribute to, or at any time within the five calendar years preceding the date of this Agreement has contributed or been required to contribute to, any Multiemployer Plan.

 SECTION 4.17. ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth in Schedule 4.17, the Parent and each of its Subsidiaries has complied in all material respects with all material Environmental and Safety Laws. Except as set forth in
Schedule 4.17, neither the Parent nor any of its Subsidiaries has received notice of any material failure so to comply. Except as set forth in Schedule 4.17, the Parent's and each of its Subsidiaries' plants or facilities do not manage any Hazardous

Substances in violation of any Environmental and Safety Laws, which violations the Parent or the Borrower reasonably believes, either individually or in the aggregate, will have a Material
Adverse Effect.

 SECTION 4.18. SECURITY INTERESTS. (a) The security interests created in favor of the Collateral Agent for the benefit of the Lenders under the Pledge Agreement constitute first-priority, perfected security interests in the Pledged Securities, and such Pledged Securities are subject to no Liens or security interests of any other person. No filings or recordings, other than those that have been made, are or will be required in order to perfect the security interests in the Pledged Securities created under the Pledge Agreement.

 (b) Upon the filing of Uniform Commercial Code financing statements in the appropriate filing office in the jurisdictions listed on Schedule 4.18, the security interests created in favor of the Agent for the benefit of the Lenders under the Security Agreement will, subject only to Liens permitted by Section 7.02, constitute first-priority, perfected security interests in the Collateral (as defined in the Security Agreement), to the extent that such security interests can be perfected by filing of Uniform Commercial Code financing statements.

 (c) Upon the filing and recordation of the Mortgages, the Liens created in favor of the Collateral Agent for the benefit of the Lenders under the Mortgages will, subject only to Liens permitted by Section 7.02, constitute first priority perfected interests in the properties specified on Schedule 1.01(a), and such properties are subject to no Liens or security interests of any other person other than Liens permitted under Section 7.02.

 SECTION 4.19. CAPITALIZATION. As of the Closing Date, the authorized capital stock of the Parent consists of 50,000,000 shares of Common Stock, $0.01 par value (the COMMON STOCK ), and 15,000,000 shares of Preferred Stock, $0.10 par value (the
 PREFERRED STOCK ), of which 5,000,000 shares are designated Series A Convertible Preferred Stock, $0.10 par value (the
 CONVERTIBLE PREFERRED STOCK ) and 55,000 shares are designated Series B Participating Cumulative Preferred Stock, $0.10 par value (the "Series B Preferred Stock"). As of July 31, 1995, 9,574,493 shares of Common Stock, 1,151,895 shares of Convertible Preferred Stock and no shares of Series B Preferred Stock were issued and outstanding. Each share of Common Stock has an associated right of the holder, under certain circumstances, to purchase a fractional unit of the Series B Preferred Stock (collectively, the "RIGHTS"). All such shares of the Parent will be duly and validly issued, fully paid and nonassessable. As of July 31, 1995, other than (a) warrants to purchase up to 432,903 shares of Common Stock, (b) stock rights to purchase up to 700,000 shares of Common Stock, (c) options to purchase up to
1,037,484 shares of Common Stock,   (d) the Convertible Preferred
Stock, (e) the Rights, (f) up to 151,083 shares of Common Stock and 129,498 shares of Convertible Preferred Stock remaining to be issued and distributed pursuant to the Bankruptcy Plan and (g) as set forth on Schedule 4.19, neither the Parent nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options to purchase shares of Common Stock in connection with option and other stock incentive or benefit plans for the benefit of employees, officers, directors and consultants of the Parent or any of its Subsidiaries.


                                 ARTICLE V

                    CONDITIONS OF LENDING AND ISSUANCES
                           OF LETTERS OF CREDIT

 The obligations of the Lenders to make Loans and the obligation of the Fronting Bank to issue any Letter of Credit (each, a
 CREDIT EVENT ) hereunder are subject to the satisfaction of the following conditions:

 SECTION 5.01. ALL CREDIT EVENTS. On the date of each Credit Event (other than (i) Borrowings in which Loans are refinanced with new Loans as contemplated by Section 2.02(e) without any increase in the aggregate principal amount of loans outstanding and (ii) Borrowings made pursuant to Section 3.04(c)):

     (a) The Administrative Agent and, where applicable, the Fronting Bank shall have received a notice of such Credit Event as required by Section 2.03 and Section 3.01(c), respectively.

     (b) The representations and warranties set forth in
 Article IV hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) The Borrower, the Parent and each Subsidiary Guarantor shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

     (d) The Administrative Agent shall have received a Borrowing Base Certificate in accordance with Section 6.04(e), and at the date of such Borrowing Base Certificate, the sum of the aggregate principal amount of Loans outstanding at such time plus the LC Exposure at such time (after giving effect to such Credit Event) shall not exceed the lesser of (i) the aggregate Commitment of the Lenders and (ii) the then-current Borrowing Base.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this
Section 5.01.

 SECTION 5.02. FIRST CREDIT EVENT. On the Closing Date:

     (a) The Administrative Agent shall have received a favorable written opinion of Foley, Hoag & Eliot, counsel for the Borrower and the Parent, dated the Closing Date and addressed to the Administrative Agent, the Fronting Bank and the Lenders, to the effect set forth in Exhibit H hereto and the Borrower hereby consents to the delivery by such counsel of such opinion to the Administrative Agent.

     (b) All legal matters incident to this Agreement and the Credit Events hereunder shall be satisfactory to the Lenders and their counsel and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

     (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, the Parent and each Subsidiary Guarantor, certified as of a recent date by the Secretary of State of the state of its incorporation, and a certificate as to the good standing of the Borrower, the Parent and each Subsidiary Guarantor as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower, the Parent and each Subsidiary Guarantor dated the Closing Date and certifying
 (A) that attached thereto is a true and complete copy of the by-laws of the Borrower, the Parent or such Subsidiary Guarantor, as the case may be, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower, the Parent or such Subsidiary Guarantor, as the case may be, authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower, the Parent or such Subsidiary Guarantor, as the case may be, have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower, the Parent or such Subsidiary Guarantor, as the case may be; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

     (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial
 Officer of each of the Borrower and the Parent confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01.

     (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing
 Date or, with respect to Fees payable pursuant to the Fee

 Letter, such lesser amounts as shall have been agreed to by the Administrative Agent.

     (f) The Guarantee Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.

     (g) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent, and shall be in full force and effect.

     (h) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of the Borrower and each of its Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

     (i) The Security Agreement shall have been duly executed by the parties thereto and delivered to the Administrative Agent and shall be in full force and effect, and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Lenders, subject only to Liens permitted by Section 7.02, a valid, legal and perfected first-priority security interest in or lien on the Collateral described in such agreement shall have been delivered to the Administrative Agent.

     (j)(i) The Administrative Agent shall have received satisfactory evidence of the preparation of all documents (including the Mortgages), recordings and filings as in the opinion of the Administrative Agent may be necessary or desirable to create a valid, perfected, first-priority Lien in favor of the Collateral Agent for the benefit of the Lenders, subject only to Liens permitted by Section 7.02, against each of the properties specified on Schedule 1.01(a), (ii) the Administrative Agent shall be satisfied that the execution and delivery of the Mortgages and all recordings and filings referred to in clause (i) above shall be completed promptly following the initial Borrowing hereunder and (iii) the Administrative Agent shall have received (or shall be reasonably satisfied that it shall receive promptly after the Closing Date) such other documents, including certified rental rolls and lists of leases (which leases shall generally be in a standard form to be agreed upon by the Borrower and the Collateral Agent) and a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Administrative Agent, the Fronting Bank and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 7.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Administrative Agent, the Fronting Bank or the Lenders.

     (k) The Administrative Agent shall have received the results of a search of the Uniform Commercial Code filings made with respect to the Parent, the Borrower and the Subsidiaries in the States in which the chief executive offices of such persons are located in and in the other jurisdictions in which Uniform Commercial Code filings are to be made pursuant to the preceding subsection, together with copies of such financing statements disclosed by such search, and accompanied by evidence satisfactory to the Lenders that each lien indicated in any such financing statement is permitted under Section 7.02 or has been released.

     (l) The Parent and its Subsidiaries shall have no indebtedness or other liabilities other than (a) in the case of the Parent, the Senior Notes, (b) in the case of the Borrower,
 (i) the Loans, (ii) the Deferred Tax Obligations, (iii) the Subordinated Guarantees, (iv) Capital Lease Obligations in an aggregate principal amount not in excess of $145,000,000,
 (v) obligations to trade creditors and other payables and accrued expenses incurred in the ordinary course of business,
 (vi) obligations under the Sale and Lease-Back Documents and
 (vii) accrued liabilities in respect of the Borrower's pension plan obligations and (c) other indebtedness or liabilities satisfactory in all respects to the Lenders.

     (m) The Lenders shall be reasonably satisfied with the nature and amount of the contingent liabilities (including contingent environmental liabilities) of the Parent and its Subsidiaries and with the amount of reserves established by such corporations in connection therewith.

     (n) The Lenders shall be satisfied with the results of a field examination of the inventory, accounts receivable and accounts payable of the Borrower and the Subsidiaries.

     (o) The Lenders shall be satisfied with (i) the existing, pro forma and projected liquidity of the Parent and each of its Subsidiaries and the ability of each of them to fund its ongoing working capital and other cash requirements and
 (ii) the existing, pro forma and projected financial condition of the Parent and each of its Subsidiaries.

     (p) The Existing Credit Agreement and the commitments of the lenders thereunder shall have been terminated and all obligations thereunder discharged, and the Administrative Agent shall have received satisfactory evidence of such termination and discharge.

     (q) The Lenders shall have received evidence reasonably requested by the Administrative Agent with respect to the Borrower's solvency on a consolidated basis after giving effect to the transactions contemplated hereby.

     (r) The Borrower shall have provided the Administrative
 Agent with copies of all Management Agreements and all other agreements of the type described in Section 7.17(c), and the terms thereof shall be satisfactory to the Lenders.

     (s) The Administrative Agent shall have received (or shall be reasonably satisfied that promptly after the Closing Date it shall receive) for each Mortgaged Property a copy of the original permanent or temporary certificate of occupancy, if any, issued upon completion of each Mortgaged Property (or any amendment issued upon completion of any alteration) by the appropriate Governmental Authority or appropriate evidence that the use and occupancy of each Mortgaged Property is authorized.



                                ARTICLE VI

                           AFFIRMATIVE COVENANTS

 Each of the Borrower and the Parent covenants and agrees with each Lender, the Administrative Agent and the Fronting Bank that so long as this Agreement shall remain in effect or the principal of or interest on any Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Parent and the Borrower will, and will cause each of their respective Subsidiaries to:

 SECTION 6.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 7.05.

 (b) Use reasonable efforts to do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names reasonably deemed by the Parent or its Subsidiaries material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (normal wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

 SECTION 6.02. INSURANCE. (a)Keep its insurable properties insured at all times by financially sound and reputable insurers; maintain such other insurance or self-insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance or self-insurance as may be required by law.


     (b) Within 30 days of the Closing Date, all such insurance policies that insure real or personal property shall include a standard form lender's loss payee endorsement with respect to any claims in excess of $1,000,000, naming the Collateral Agent as loss payee for the benefit of the Lenders. All such insurance policies that insure liability shall name the Administrative Agent as an additional insured for the benefit of the Administrative Agent and each Lender.

     (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, obtain flood insurance in such total amount as the Collateral Agent or the Administrative Agent may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in said Flood Disaster Protection Act of 1973, as it may be amended from time to time or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

     (d) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent evidence of such insurance if requested to do so by the Administrative Agent or the Collateral Agent.

     (e) In connection with the covenants set forth in this
Section 6.02, it is understood and agreed that:

     (i) neither the Administrative Agent, the Lenders, the Fronting Bank nor their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.02, it being understood that (A) the Borrower shall look solely to its insurance company or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance company shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Fronting Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as requested above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Fronting Bank and their agents and employees; and

     (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Collateral Agent under this Section 6.02, shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Collateral Agent that such insurance is adequate for the purposes of the Borrower's business or the protection of the Borrower's properties and the

 Administrative Agent and the Collateral Agent shall have the right from time to time to require the Borrower to keep other insurance in such form and amount as the Administrative Agent or the Collateral Agent may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

 SECTION 6.03. OBLIGATIONS AND TAXES. Pay its Indebtedness and its other material obligations promptly and in accordance with their terms or in accordance with customary trade practice and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or the Parent, as the case may be, shall have set aside on its books adequate reserves with respect thereto.

 SECTION 6.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Parent, furnish to the Administrative Agent, the Fronting
Bank and each Lender:

     (a) as soon as reasonably practicable and in any event within 95 days after the end of each fiscal year, its consolidated balance sheets and related statements of income and changes in financial position, showing the financial condition of the Parent and its Subsidiaries as of the close of such fiscal year and the results of their operations during such year, all audited by Coopers & Lybrand LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP;

     (b) as soon as reasonably practicable and in any event
 (i) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, and (ii) within 25 days of the end of each fiscal month in each fiscal year, the consolidated balance sheets and related statements of income and changes in financial position, showing the financial condition of the Parent and its Subsidiaries as of the close of such fiscal quarter or fiscal month, as the case may be, and the results of their operations during such fiscal quarter or fiscal month, as the case may be, and the then elapsed portion of the fiscal year, all certified by a Financial Officer of each of the Parent and the Borrower as fairly presenting the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to the addition of year-end notes and schedules and normal year-end audit adjustments;

     (c) concurrently with any delivery of financial statements under (a) or (b) above (other than the monthly statements), a certificate of the accounting firm (in the case of (a) above) and a certificate of a Financial Officer of each of the Parent and the Borrower (in the case of (a) and (b) above) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations)
 (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
 (ii) setting forth computations in reasonable detail satis-factory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 7.12, 7.13, 7.14, 7.15 and 7.16;

     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

     (e) a Borrowing Base Certificate (i) calculated as of the end of each week during each fiscal year promptly after the end of each such week (but in no event later than the third Business Day of the following week) (ii) calculated as of the end of each fiscal month during each fiscal year promptly after the end of each such fiscal month (but in no event later than the tenth Business Day of the following fiscal month) and
 (iii) on the date of the first Borrowing or issuance of any Letter of Credit, if such Credit Event shall occur prior to the delivery of a Borrowing Base Certificate pursuant to clause (i), which Borrowing Base Certificates in the case of clauses (i), (ii) and (iii) above shall include the other information described on Exhibit C hereto, together with such supporting documents and other reports with respect to the Borrowing Base as the Administrative Agent may reasonably request.

     (f) promptly following the preparation and delivery or receipt thereof, copies of any final management letter prepared by the Parent's auditors (together with any response thereto prepared by the Parent);

     (g) as soon as available, and in any event no later than 95 days after (i) February 3, 1996, and (ii) the end of each fiscal year thereafter, forecasted financial projections and summary data through the end of the then-current fiscal year, prepared on a monthly basis, in substantially the same form and format as set forth in Section 8 of the Confidential Information Memorandum (including a specification of the underlying assumptions), all certified by a Financial Officer of each of the Parent and the Borrower to be a fair summary of such entity's results and such entity's good faith estimate of the forecasted financial projections and results of operations
                          49
 for the period through the then-current fiscal year based upon assumptions believed to have been reasonable at the time when made;

     (h) promptly, a copy of any amendment or waiver of any provision of the Senior Note Indenture, the Senior Notes or the Deferred Tax Obligations;

     (i) a copy of all notices (other than regarding any scheduled or mandatory repayments), certificates, financial statements and reports, as and when delivered by or on behalf of the Parent or the Borrower to the holders of the Senior Notes under the Senior Note Indenture;

     (j) a copy of all solicitations or requests by the Parent or its Subsidiaries for any proposed waiver or amendment of any of the provisions of the Senior Note Indenture, the Refinancing
 Note Indenture, the Senior Notes or the Refinancing Notes (but only if the consent or approval of the Lenders is required in connection therewith); and

     (k) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent or its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent, the Fronting Bank or any Lender may reasonably request.

 SECTION 6.05. LITIGATION AND OTHER NOTICES. Furnish to the
Administrative Agent, the Fronting Bank and each Lender prompt written notice of the following:

     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Parent or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would result in a Material Adverse Effect; and

     (c) any development that has resulted in, or is reasonably likely to result in, a Material Adverse Effect.

 SECTION 6.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and
(b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to
Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC.

 SECTION 6.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. (a) Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender to visit and inspect the financial records and the properties of the Parent or any of its wholly owned Subsidiaries at reasonable times, upon reasonable notice and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Parent or any of its Subsidiaries with the officers thereof and independent accoun-tants therefor.

 (b) From time to time upon the reasonable request of the Administrative Agent, permit the Administrative Agent or professionals retained by the Administrative Agent to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Collateral, and in each case pay the reasonable fees and expenses of such professionals in accordance with
Section 11.05(a).

 (c) In connection with any evaluation and appraisal relating to the computation of the Borrowing Base, make such other adjustments to its parameters for calculating the Borrowing Base as the Administrative Agent shall reasonably require based upon the results of such evaluation and appraisal.


 SECTION 6.08. USE OF PROCEEDS. Use the proceeds of the Loans and the Letters of Credit only for the purposes set forth in the preamble to this Agreement.

 SECTION 6.09. FURTHER ASSURANCES. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or which the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. Each of the Parent and the Borrower agrees to provide such evidence as the Required Lenders shall reasonably request as to the perfection and priority status of such security interests and

Lien.

 (b) Cause each Subsidiary created or acquired by the Borrower or by a Subsidiary from time to time to undertake the obligation of and to become a Subsidiary Guarantor hereunder and under the Guarantee Agreement and a party to the Pledge Agreement and the Security Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Collateral Agent and cause each such Subsidiary to execute, deliver, file or record any Mortgage reasonably requested by the Lenders.

 (c) Upon the acquisition after the Closing Date of any assets not covered by clauses (a) or (b) above, (i) notify the Collateral Agent (in the case of assets located in a jurisdiction in which Uniform Commercial Code financing statements have not previously been filed pursuant to this Agreement or the other Loan Documents) by describing such assets in a notice in the form of Exhibit K and furnish thereafter such documents and instruments as may be necessary to grant or confirm to the Collateral Agent a perfected Lien on or security interest in such assets, subject only to Liens permitted by Section 7.02, all as the Collateral Agent shall reasonably request and (ii) if at any time the Borrower or any Subsidiary shall have owned for a period of at least three months real property that is located in the United States that has an aggregate fair market value (net of deduction from such value of the principal amount of any Indebtedness secured by any Liens on such real property) equal to at least $2,500,000, promptly, but in any event within 30 days after the end of such three-month period, enter into and deliver to the Collateral Agent a Mortgage in respect of such property, to the extent permitted by applicable law and any existing lender holding a Lien thereon, in form and substance reasonably satisfactory to the Collateral Agent. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower and the Subsidiary Guarantors shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

 SECTION 6.10. ENVIRONMENTAL AND SAFETY LAWS. (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants of the Parent or its Subsidiaries with, all Environmental and Safety Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental and Safety Laws, except to the extent that failure to so comply with such laws or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and could not reasonably be expected to result in, a Material Adverse Effect.

 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental and Safety Laws and promptly comply with all lawful orders and directives of all Governmental Authorities in respect of Environmental and Safety Laws, except to the extent that the same are being contested in good faith by appropriate proceedings, the pendency of which would not have a Material Adverse Effect.

 (c) Notify the Administrative Agent, the Lenders and the
Fronting Bank of any of the following that is reasonably likely to have a Material Adverse Effect:

     (i) any Environmental Claim that the Parent or any of its Subsidiaries receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any Hazardous Substance contained on any property owned or leased by the Parent or any of its Subsidiaries;

     (ii) any notice of any alleged violation of or knowledge by the Parent or any of its Subsidiaries of a condition that might reasonably result in a violation of any Environmental and Safety Law; and

     (iii) any commencement of or notice of an intention to commence any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental and Safety Law by the Parent or any of its Subsidiaries.

 SECTION 6.11. CASH MANAGEMENT. (a) From and after the Closing Date, deposit on a timely basis all daily receipts (other than cash required to operate the Borrower's stores in the ordinary course of business) into individual store deposit accounts with local depository banks.

 (b) From and after the Closing Date, transfer, or cause to be transferred, on each Business Day, all amounts on deposit in any individual store deposit accounts (including daily receipts) with local depository banks (other than amounts necessary (i) for the payment of routine bank service fees and (ii) to reconcile deposit balances) to a concentration account maintained by the Borrower with the Administrative Agent or one of the other Lenders.


                                ARTICLE VII

                            NEGATIVE COVENANTS

 Each of the Borrower and the Parent covenants and agrees with each Lender, the Administrative Agent and the Fronting Bank that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Parent and the Borrower will not, and will not cause or permit any of their respective Subsidiaries to:

 SECTION 7.01. INDEBTEDNESS. Incur, create, issue, assume, guarantee or permit to exist any Indebtedness, except:

     (a) Indebtedness for borrowed money outstanding on the Closing Date and listed on Schedule 7.01, but not any extensions, renewals or replacements of such Indebtedness;

     (b) in the case of the Borrower, Indebtedness constituting
 Loans or that is otherwise incurred by the Borrower under any Loan Document;

     (c) in the case of the Parent, the Senior Notes and Indebtedness incurred by the Parent under any Loan Document;

     (d) in the case of the Borrower or the Parent, Indebtedness under any Refinancing Notes in an aggregate principal amount at any time outstanding not in excess of $200,000,000;

     (e) in the case of the Borrower, the Subordinated
 Guarantees;

     (f) in the case of the Borrower, the Deferred Tax
 Obligations;

     (g) intercompany Indebtedness between (i) the Borrower and any of its wholly owned Subsidiaries and (ii) any Subsidiaries of the Borrower;

     (h) in the case of the Borrower, other Indebtedness (other than Capital Lease Obligations) not to exceed (i) $25,000,000 minus (ii) 50% of the excess of the total Indebtedness incurred pursuant to the issuance of the Refinancing Notes (less any related fees, expenses, underwriting discounts and commissions and any redemption premium payable with respect to the Senior Notes) over the principal amount of Senior Notes repaid in connection with such issuance;

     (i) Capital Lease Obligations (including those permitted under clause (a) above, but excluding those permitted under
 Section 7.03 or incurred under the Sale and Lease Back
 Documents) not to exceed $150,000,000 in the aggregate at any one time outstanding;

     (j) Indebtedness permitted to be incurred under Section 7.03 in connection with any Sale and Lease-Back Transaction;

     (k) Indebtedness under Rate Protection Agreements;

     (l) Indebtedness in connection with performance bonds arising in the ordinary course of business;

     (m) Guarantees by the Borrower of the obligations of any Subsidiary or by any Subsidiary of the obligations of any other
 Subsidiary or of the Borrower, to the extent such guaranteed obligations are permitted under this Agreement; and

     (n) Indebtedness of the Parent to the Borrower used for any action permitted by Section 7.07(b).

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Refinancing Notes shall be issued unless:
(i) concurrently with the issuance of any Refinancing Notes, all outstanding Senior Notes (or such lesser amount of Senior Notes as may be agreed upon in writing by the Required Lenders) shall have been redeemed (or called for redemption, so long as the redemption price has been indefeasibly deposited with the trustee in respect of such Senior Notes (the "TRUSTEE")) and canceled upon delivery to the Trustee, at a price per Senior Note not in excess of the Redemption Price (as defined in the Senior Note Indenture) at the time of such redemption (plus interest accrued to the date of redemption and not previously paid in cash),
(ii) the terms of the Refinancing Notes, the Refinancing Note Indenture and any related Subordinated Guarantees shall be reasonably satisfactory to the Required Lenders based upon market conditions at the time of issuance, (iii) the interest rate of the Refinancing Notes shall be a fixed nonincreasing interest rate per annum determined in good faith by the Board of Directors of the Parent to be a market rate at the time of such determination and (iv) the Refinancing Notes shall not require any payments of principal with respect thereto prior to May 1, 1998.

 SECTION 7.02. LIENS. Create, incur, assume or permit to exist any Liens on Inventory or any other Lien on any property or assets (including stock or other securities of any person, including any subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

     (a) Liens on property or assets (other than Inventory) of the Parent and any of its Subsidiaries existing on the Closing Date and listed on Schedule 7.02, PROVIDED that such Liens shall secure only those obligations that they secure on the date hereof;

     (b) any Lien existing on any property (other than Inventory) prior to the acquisition thereof by the Parent or any of its Subsidiaries, PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition and
 (ii) such Lien does not apply to any other property or assets of the Parent or any of its Subsidiaries;

     (c) Liens for taxes not yet due or that are being contested in compliance with Section 6.03;

     (d) carriers', warehousemen's, mechanics', materialmen's or other like Liens arising in the ordinary course of business;

     (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations other than in respect of employee benefit plans subject to ERISA;

     (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) (i) zoning restrictions, easements, restrictions on use of real property (other than the Mortgaged Properties) and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or the assets of the Parent and its Subsidiaries taken as a whole, or impair the use of such property in the operation of the businesses of the Parent and its Subsidiaries taken as a whole or interfere with the ordinary conduct of the business of the Parent or any of its Subsidiaries and (ii) in the case of the Mortgaged Properties, the Liens set forth in the title policies delivered pursuant to
 Section 5.02(j);

     (h) purchase money security interests in any property (other than Inventory) acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness solely for the purpose of financing the acquisition (or construction) of such property by the Parent or any of its Subsidiaries, PROVIDED that (i) such security interests secure Indebtedness permitted by Section 7.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such property at the time of such acquisition (or construction), (iv) such security interests do not apply to any other property or assets of the Parent or any of its Subsidiaries, (v) the purchase or construction costs for such property or assets are or should be included in additions to property, plant or equipment in accordance with GAAP and
 (vi) the purchase or construction of such property or assets is not part of any acquisition of a person or business unit;

     (i) Liens created pursuant to the Security Documents;

     (j) Liens arising under capital leases not otherwise prohibited under this Agreement;

     (k) leases, subleases and license agreements arising in the ordinary course of business and not otherwise prohibited under this Agreement;

     (l) financing statements filed under any Uniform Commercial
 Code or comparable law of any jurisdiction in respect of operating leases and not otherwise prohibited under this Agreement;

     (m) Liens (other than on Inventory) in favor of the Borrower's credit card processing company securing obligations of the Borrower to such processing company incurred in the ordinary course of business in connection with the Borrower's credit card receivables collection process;

     (n) extensions, renewals and replacements of Liens referred to in clauses (a), (b), (h), (j) and (k) above, PROVIDED that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement;

     (o) warrants, stock rights and options described in
 Section 4.19; and

     (p) Liens created under agreements entered into in the ordinary course of business with customs brokers.

 SECTION 7.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (each, a SALE AND LEASE-BACK TRANSACTION ), PROVIDED that the Parent or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction
(a) contemplated by the Sale and Lease-Back Documents or (b) if
(i) after giving effect to such Sale and Lease-Back Transaction, the aggregate amount of all Indebtedness incurred by the Parent and its Subsidiaries in connection with all Sale and Lease-Back Transactions (other than those contemplated by the Sale and Lease-Back Documents) shall not exceed $15,000,000 and (ii) an amount equal to 100% of the net cash proceeds of such Sale and Lease-Back Transaction are applied to prepay the Loans in accordance with Section 2.10(b).

 SECTION 7.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

     (a) in the case of the Parent, investments in the capital stock of the Borrower;

     (b) in the case of the Borrower, (i) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries and (ii) loans permitted pursuant to
 Section 7.01(n);

     (c) in the case of the Borrower, Permitted Investments;

     (d) in the case of the Borrower, pledges and deposits permitted under paragraph (e) or (f) of Section 7.02;

     (e) loans or advances in the ordinary course of business to any wholly owned Subsidiary of the Borrower by (i) the Borrower or (ii) any other Subsidiary of the Borrower;

     (f) loans and advances to the Borrower by any Subsidiary of the Borrower;

     (g) loans to officers and employees of the Borrower in the ordinary course of business not to exceed $1,000,000 in aggregate outstanding principal amount;

     (h) individual store deposit accounts with local depository banks required in the ordinary course of business that are maintained in accordance with Section 6.11 of this Agreement and the terms of the Security Agreement; and

     (i) Rate Protection Agreements.

 SECTION 7.05. MERGERS, CONSOLIDATIONS AND ACQUISITIONS. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the capital stock or assets of any other person, except that if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (a) any wholly owned Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation,
(b) any wholly owned Subsidiary of the Borrower may merge into or consolidate with any other wholly owned Subsidiary of the Borrower in a transaction in which the surviving entity is a wholly owned Subsidiary of the Borrower and no person other than the Borrower or a wholly owned Subsidiary of the Borrower receives any consideration, (c) any Subsidiary of the Borrower or CRH may be liquidated as long as pursuant to such liquidation all the assets or proceeds therefrom of such Subsidiary are transferred to the Borrower or any other wholly owned Subsidiary of the Borrower, (d) the Borrower or CRH may acquire inventory or equipment of any other person in the ordinary course of business notwithstanding the fact that such inventory or equipment constitutes all or a substantial part of the assets of such other person and (e) to the extent not otherwise prohibited by this Agreement, the Borrower may lease real estate from any other person in the ordinary course of business notwithstanding the fact that such real estate constitutes all or a substantial part of the assets of the lessor.

 SECTION 7.06. SALES, ETC., OF ASSETS. Sell, assign, lease or otherwise dispose of (in one transaction or a series of transactions) any of its assets, including (a) the capital stock of the Borrower or any of its Subsidiaries (whether now in existence or later formed or acquired), (b) Inventory (through bulk sales or otherwise) or (c) store leases, EXCEPT for
(i) sales or other dispositions of Inventory and other assets in the ordinary course of business, (ii) other sales of assets (other than in connection with Sale and Lease-Back Transactions) outside the ordinary course of business having an aggregate sales price not in excess of $6,000,000, (iii) sales of assets permitted to be made under Section 7.03 in connection with any Sale and Lease-Back Transaction, (iv) leases, subleases and license agreements in the ordinary course of business and (v) the disposition of obsolete fixtures and equipment in the ordinary course of business, provided that the Borrower shall apply an amount equal to 100% of the net cash proceeds of any transfer pursuant to clause (ii) above to prepay the Loans in accordance with Section 2.10(b).

 SECTION 7.07. DIVIDENDS AND DISTRIBUTIONS. Declare or pay, directly or indirectly, any dividend (other than a dividend payable solely in the Common Stock of the Parent) or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (a) any Subsidiary of the Borrower may declare and pay dividends or make other distributions to the Borrower and (b) so long as no Default or Event of Default shall have occurred and be continuing or result therefrom, (i) the Borrower may pay dividends to the Parent in any fiscal year to the extent required to enable the Parent to (A) make payments of interest on the Senior Notes or any Refinancing Notes, (B) pay all Federal and state income and other taxes then due and owing, (C) pay the Continuation Fee,
(D) pay reasonable fees and expenses of directors of the Parent,
(E) pay reasonable legal fees and expenses of the Parent (including without limitation reasonable legal fees of any director of the Parent that are covered by the indemnification obligations of the Parent to such director for actions taken in such director's capacity as a director) incurred in connection with any litigation relating to the 1995 Change of Control (including the litigation described on Schedule 4.09 under the caption "Shareholder Suits in Connection with the 1995 Change in Control"), PROVIDED that the aggregate amount paid pursuant to this clause (E) shall not exceed $1,000,000 (excluding any amounts permitted to be paid pursuant to clause (F) below) ,
(F) pay the amounts specified in clause (a)(ii) of the second sentence of the introductory statement to this Agreement and
(G) pay required listing fees, annual fees and registration fees to the Securities and Exchange Commission, the New York Stock Exchange or any other national stock exchange or the National Association of Securities Dealers, Inc., in connection with registering, listing and maintaining the listing of the capital stock and Senior Notes of the Parent and (ii) the Parent may effect the transactions described on Schedule 4.19.

 SECTION 7.08. TRANSACTIONS WITH AFFILIATES. (a) Sell or transfer any property, assets or services to, or purchase or acquire any property, assets or services from, or otherwise engage in any other transaction or series of transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Parent or any of its Subsidiaries may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, PROVIDED that if any such transaction or series of transactions involves aggregate payments in excess of $1,000,000 (other than intercompany payments between the Borrower and any of its Subsidiaries or between the Borrower's wholly owned Subsidiaries), the Board of Directors of the Borrower, the Parent or such Subsidiary, as the case may be, shall have determined that such transaction or series of transactions complies with the foregoing and such determination shall be evidenced by a resolution of such Board of Directors.

     (b) Make any payment to or for the benefit of (i) any current or former director of the Parent or (ii) any other

Affiliate of the Parent that is also an Affiliate of Dickstein Partners Inc. for any amount owing in respect of the 1995 Change of Control (including damage amounts, settlement costs or legal fees) other than as expressly permitted by this Agreement.

 SECTION 7.09. NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of the business of the Parent and its Subsidiaries as conducted at or prior to the date of this Agreement or the manner in which such business is conducted, including, with respect to the Borrower, its consumer merchandise return policies. Without limiting the generality of the foregoing, the Parent will not engage in any business other than owning all the capital stock of its Subsidiaries.

 SECTION 7.10. LIMITATION ON DEBT PREPAYMENTS. (a) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any Indebtedness for borrowed money of the Borrower or the Parent; PROVIDED, HOWEVER, that the foregoing shall not prevent the Borrower from making any payment pursuant to Section 2.10 or prevent the Parent from redeeming Senior Notes with proceeds of the Refinancing Notes.

 (b) Permit any amendment or modification to the terms of the Deferred Tax Obligations if the effect of such amendment or modification is to impose additional or increased scheduled repayment obligations in respect of such Indebtedness or to require any scheduled payment to be made in respect of the Deferred Tax Obligations prior to the date that such payment would otherwise be due.

 SECTION 7.11. CAPITAL EXPENDITURES. Make or permit Capital Expenditures to exceed (a) for the fiscal year ending February 3, 1996, $60,000,000, (b) for the fiscal year ending on February 1, 1997, $43,000,000 and (c) during each fiscal year thereafter, $38,000,000, PROVIDED that to the extent Capital Expenditures in any period are less then the amount set forth above for such period, the amount of such difference, up to a maximum of $10,000,000, may be carried forward and used to make Capital Expenditures in the immediately succeeding fiscal year of the Borrower.

 SECTION 7.12. INTEREST EXPENSE AND CONSOLIDATED RENTAL EXPENSE COVERAGE RATIO. Permit the ratio of (a) EBITDA plus Consolidated Rental Expense to (b) Interest Expense plus Consolidated Rental Expense for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter ending during any period indicated below to be less than the ratio set forth opposite such period.

          Period                   Ratio
          ------                   -----

From July 29, 1995 through         1.6:1
 and including October 28,
 1995

October 29, 1995 through and       1.7:1
 including November 1, 1997

After November 1, 1997             1.8:1



     SECTION 7.13. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter ending during any period indicated below to be less than the ratio set forth opposite such period.

          Period                   Ratio
          ------                   -----

On July 29, 1995                   1.5:1

From July 30, 1995 through         1.15:1
 and including October 28,
 1995

From October 29, 1995,             1.35:1
 through and including
 February 3, 1996

From February 4, 1996,             1.45:1
 through and including
 May 4, 1996

From May 5, 1996, through          1.5:1
 and including August 3,
 1996
From August 4, 1996, through       1.75:1
 and including May 3, 1997

From May 4, 1997, through          1.9:1
 and including August 2,
 1997

After August 2, 1997               2.0:1

     SECTION 7.14. LEVERAGE RATIO. Permit the Leverage Ratio on any date to be in excess of (a) in the case of any date during the period from and including the Closing Date to and including February 2, 1996, .70, (b) in the case of any date during the period from and including February 3, 1996, to and including January 30, 1998, .65 and (c) in the case of any date during the period after January 30, 1998, .60.

     SECTION 7.15. CONSOLIDATED NET WORTH. Permit the
Consolidated Net Worth on any date during any period indicated below to be less than the amount set forth opposite such period:

          Period              Consolidated Net Worth
          ------              ----------------------

From the Closing Date to           $260,000,000
 and including February 2,

 1996

From February 3, 1996 to           $275,000,000
 and including November 1,
 1996

From November 2, 1996, to          $285,000,000
 and including January 31,
 1997

From February 1, 1997, to          $300,000,000
 and including January 30 ,
 1998

After January 30 , 1998            $320,000,000

 SECTION 7.16. LIMITATION ON CONSOLIDATED RENTAL EXPENSE. Permit Consolidated Rental Expense to exceed (a) during the fiscal year ending February 3, 1996, $50,000,000, (b) during the fiscal year ending on February 1, 1997, $52,500,000, (c) during the fiscal year ending on January 31, 1998, $55,000,000 and (d) during the period from February 1, 1998, to April 30, 1998, $16,000,000.

 SECTION 7.17. CERTAIN DOCUMENTS AND SENIOR NOTES. (a) Permit any amendment or modification that is adverse in any respect to the Lenders to (i) the Certificate of Incorporation of the Borrower or the Parent, (ii) the certificate of designation or any other documents establishing and setting forth the rights and terms of the Convertible Preferred Stock, (iii) the By-laws of the Borrower or the Parent (iv) the Deferred Tax Obligations,
(v) any provisions of the Management Agreements providing for severance pay, termination pay or other similar supplemental compensation that results in any material change of such provisions and (vi) the Sale and Lease-Back Documents. Without limiting the generality of the foregoing, with respect to the Deferred Tax Obligations, it is understood that any increase in the interest, fees or other amounts payable in connection therewith, or any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein, shall require the consent of the Required Lenders.

 (b) (i) Permit any amendment or modification to the Senior Note Indenture, the Refinancing Note Indenture, the Senior Notes, the Refinancing Notes or the Subordinated Guarantees or (ii) deliver any notice of redemption pursuant to Section 1103 of the Senior
Note Indenture.

 (c) Enter into any agreement (or amend any existing agreement) with any member of the senior management or Board of Directors of the Parent, the Borrower or any Subsidiary (or any of their Affiliates) (i) providing for severance, termination or other similar supplemental compensation or (ii) providing for management advisory, financial advisory or consulting services to be provided to the Parent, the Borrower or the Subsidiaries, in either case other than as provided in Section 7.08.

 (d) Subject to Section 7.02, enter into any agreement (or permit any modification of any existing agreement) that limits the ability of the Borrower or any Subsidiary to grant the Liens contemplated hereby and the Security Documents other than commercially reasonable negative pledge covenants contained in leases entered into in the ordinary course of business.

 SECTION 7.18. EMPLOYEE BENEFITS. Neither the Borrower nor any
ERISA Affiliate will contribute to, or assume any obligation or liability with respect to, a Multiemployer Plan.


                               ARTICLE VIII

                             EVENTS OF DEFAULT

 In case of the happening of any of the following events
( EVENTS OF DEFAULT ):

          (a) any representation or warranty made or deemed made in any Loan Document or the Borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of (i) any interest on any Loan or any Fee or (ii) any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days or, in the case of amounts specified in clause (ii) above, five Business Days after receipt of notice of such default from the Administrative Agent or any Lender to the Parent or the Borrower, as applicable;

          (d) default shall be made in the due observance or performance by the Parent or the Borrower of any covenant, condition or agreement contained in Section 6.01(a), 6.04 (other than 6.04(e)), 6.05 or 6.08 or in Article VII;

          (e) default shall be made in the delivery of a Borrowing Base Certificate when due pursuant to Section 6.04(e) and such default shall continue unremedied for a period of five
 Business Days;

          (f) default shall be made in the due observance or performance by the Parent, the Borrower or any of their respective subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in
 (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent or any Lender to the Parent or the Borrower, as applicable and
 (ii) the Parent's or the Borrower's receipt of actual knowledge thereof;
                                63

          (g) the Parent or any of its Subsidiaries shall
 (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $2,500,000, when and as the same shall become due and payable (after giving effect to any grace periods or notice requirements with respect to such payment), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Parent or any of its Subsidiaries, or of a substantial part of the property or assets of the Parent or any of its Subsidiaries, under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries or for a substantial part of the property or assets of the Parent or any of its Subsidiaries or (iii) the winding-up or liquidation of the Parent or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Parent or any of its Subsidiaries shall
 (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries or for a substantial part of the property or assets of the Parent or any of its Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
 (vii) take any action for the purpose of effecting any of the foregoing;

          (j) one or more judgments for the payment of money in an aggregate amount that is not covered by insurance in excess of $2,500,000 shall be rendered against the Parent or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon any material assets or properties of the Parent or any of its Subsidiaries to enforce any such judgment;

          (k) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to
 Section 6.06, the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or the PBGC shall institute proceedings to (including giving notice of intent thereof) to terminate any Plan or Plans;

          (l) there shall have occurred a Change in Control;

          (m) the security interests purported to be created by the Security Documents shall cease to be, or shall be asserted by the Parent or any of its Subsidiaries not to be, a valid, perfected, first priority security interest in the collateral covered thereby, subordinate to no other Lien except for Liens permitted by Section 7.02, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement;

          (n) the Guarantee Agreement shall cease to be, or shall be asserted by any Subsidiary Guarantor not to be, in full force and effect and enforceable in accordance with its terms or the Parent shall contest or deny in writing the validity or enforceability of any of its obligations pursuant to Article IX hereunder (in any case other than to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought in a proceeding in equity or at law));

          (o) any other Loan Document shall cease to be, or shall be asserted by the Parent or any of its Subsidiaries not to be, in full force and effect and enforceable in accordance with its terms (in any case other than to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought in a proceeding in equity or at law)); or

          (p) the obligations of the Borrower under this Agreement shall cease to constitute, or shall be asserted by the Parent or the Borrower not to constitute, senior indebtedness under the subordination provisions of the Subordinated Guarantees or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with their terms (in any case other than to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought in a proceeding in equity or at law));

then, and in every such event (other than an event with respect to the Borrower or the Parent described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower and the Parent, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and the LC Commitment, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require cash collateral as contemplated by Section 3.06 and (iv) exercise any remedies available under any Loan Document or otherwise; and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments and the LC Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                ARTICLE IX

                                 GUARANTEE

 SECTION 9.01. GUARANTEE. The Parent unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Lenders under this Agreement and the other Loan Documents to which it is or is to be a party, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents and (c) unless otherwise agreed upon in writing by the applicable Lender, all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with any Lender (all the obligations referred to in this clause (c) and in the preceding clauses (a) and (b) being collectively called the GUARANTEED OBLIGATIONS ). The Parent further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

 SECTION 9.02. OBLIGATIONS NOT WAIVED. To the fullest extent permitted by law, the Parent waives presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of the Parent hereunder shall not be affected by (a) the failure of any Lender or the Fronting Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any Subsidiary Guarantor under the provisions of this Agreement, any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, any Loan Document, any guarantee or any other agreement; (c) the release of any security held by the Collateral Agent or any Secured Party for the Guaranteed Obligations; or (d) the failure of any Lender or the Fronting Bank to exercise any right or remedy against any Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations.

 SECTION 9.03. SECURITY. The Parent authorizes the
Administrative Agent, the Fronting Bank and each of the other Lenders, in accordance with the terms and subject to the conditions set forth in the Security Documents and any document relating thereto to which the Parent is a party, to (a) take and hold security granted by the Borrower, if any, for the payment of this guarantee or the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

 SECTION 9.04. GUARANTEE OF PAYMENT. The Parent further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent, the Fronting Bank or any Lender to any security, if any, held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on its books, in favor of the Borrower or any other person.

 SECTION 9.05. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. The obligations of the Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Fronting Bank or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any Loan Document, any other guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Parent or otherwise operate as a discharge of the Parent as a matter of law or equity.

 SECTION 9.06. OTHER DEFENSES OF THE PARENT WAIVED. To the extent permitted by applicable law, the Parent waives any defense based on or arising out of any defense of the Borrower, including any defense based on or arising out of any disability of the Borrower, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than to the extent that final and indefeasible payment in cash of the Guaranteed Obligations has been made. The Administrative Agent, the Fronting Bank and the Lenders may, at their election, in accordance with the terms and subject to the conditions of the Security Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, or exercise any other right or remedy available to them against the Borrower, or any security, without affecting or impairing in any way the liability of the Borrower hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid. The Parent waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower, as the case may be, or any security.

 SECTION 9.07. FURTHER EFFECTIVENESS. The Parent further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

 SECTION 9.08. PAYMENT. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, the Fronting Bank or any Lender has at law or in equity against the Parent by virtue hereof, upon failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Fronting Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Fronting Bank or such Lender in cash the amount of such unpaid Guaranteed Obligation.


                                 ARTICLE X

      THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE FRONTING
BANK

 In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Fronting Bank. Each of the Lenders, the Fronting Bank and each subsequent holder of any Loan by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to take such actions on their behalf and to exercise such powers as are specifically delegated to the Administrative Agent and the Collateral Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Fronting Bank and the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Fronting Bank and the Lenders all payments of principal of and interest on the Loans, all payments in respect of LC Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender and the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to promptly distribute to each Lender and the Fronting Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

 Neither the Administrative Agent nor the Collateral Agent, nor the Fronting Bank nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or the Parent of any of the terms, conditions, covenants or agreements contained in any Loan Document. Neither the Administrative Agent nor the Collateral Agent shall be responsible to the Lenders or the holders of the Loans or the Fronting Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, or any other Loan Documents or other instruments or agreements. The Administrative Agent and the Collateral Agent may deem and treat the holders of any Loan as the owner thereof for all purposes hereof until it shall have received from the holder of such Loan notice, given as provided herein, of the transfer thereof in compliance with Section 11.04. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and the Fronting Bank, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Loan and the Fronting Bank. The Administrative Agent and the Collateral Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. None of the Administrative Agent, the Collateral Agent, the Fronting Bank or any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender (or, in the case of the Administrative Agent and the Collateral Agent, by the Fronting Bank) of any of its obligations hereunder or to any Lender (or, in the case of the Administrative Agent and the Collateral Agent, to the Fronting Bank) on account of the failure of or delay in performance or breach by any other Lender (or, in the case of the Administrative Agent and the Collateral Agent by the Fronting
Bank) or the Borrower or the Parent of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent and the Collateral Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

 The Lenders and the Fronting Bank hereby acknowledge that the neither Administrative Agent nor the Collateral Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

 Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent as provided below, the Administrative Agent or the Collateral Agent, as the case may be, may resign at any time by notifying the Lenders, the Fronting Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent, as the case may be, gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent may, on behalf of the Lenders and the Fronting Bank, appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as the case may be, and the retiring Administrative Agent or Collateral Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After the Administrative Agent's or the Collateral Agent's resignation hereunder, the provisions of this Article and
Section 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or the Collateral Agent, as applicable.

 With respect to the Loans made by it hereunder, the Administrative Agent, the Collateral Agent and the Fronting Bank each in its individual capacity and not as Administrative Agent, Collateral Agent or Fronting Bank, as the case may be shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, the Collateral Agent or the Fronting Bank, as the case may be, and each of the Administrative Agent, the Collateral Agent and their Affiliates and the Fronting Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliates as if it were not the Administrative Agent or the Fronting Bank, as the case may be.

 Each Lender and the Fronting Bank recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Administrative Agent to determine whether the transactions contemplated hereby should be classified as highly leveraged or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders and the Fronting Bank. Each Lender and the Fronting Bank understands that any such determination shall be made solely by the Administrative Agent based upon such factors (which may include the Administrative Agent's internal policies and prevailing market practices) as the Administrative Agent shall deem relevant and agrees that the Administrative Agent shall have no liability for the consequences of any such determination.

 Each Lender agrees (a) to reimburse the Administrative Agent, the Collateral Agent and the Fronting Bank, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, the Collateral Agent or the Fronting Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that the Borrower is required to reimburse but has not reimbursed and (b) to indemnify and hold harmless the Administrative Agent, the
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
Collateral Agent and the Fronting Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that imposed on, incurred by or asserted against it in its capacity as the Administrative Agent, the Collateral Agent or the Fronting Bank, as the case may be, any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the Borrower is required to reimburse the same but has not done so; provided that no Lender shall be liable to the Administrative Agent, the Collateral Agent or the Fronting Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent, the Collateral Agent or the Fronting Bank or any of their respective directors, officers, employees or agents.

 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent and the Collateral Agent, any other Lender or the Fronting Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent, any other Lender or the Fronting Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                ARTICLE XI

                               MISCELLANEOUS

 SECTION 11.01. NOTICES. Notices and other communications provided for herein (including notices of new address or other delivery information as set forth in this Section 11.01) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

          (a) if to the Borrower, to it at 15 Dan Road, Canton, Massachusetts 02021-2847, Attention of Vice President-Treasurer
 (Telecopy No. (617) 821-6966);

          (b) if to the Parent, to it at 15 Dan Road, Canton, Massachusetts 02021-2847, Attention of Vice President,
 Secretary and Corporate Counsel (Telecopy No. (617) 821-6966);

          (c) if to the Administrative Agent, the Collateral Agent or to Chemical Bank, as Fronting Bank, to Chemical Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Sandra Miklave
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
 (Telecopy No. (212) 622-0002), with a copy to Chemical Bank, at 270 Park Avenue, 9th Floor, New York, New York 10017, Attention of Neil Boylan, Vice President (Telecopy No. (212) 270-2625); and

          (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or, except in the case of (i) notice to the Borrower of any Event of Default or (ii) service of process pursuant to Section 11.15, sent by telecopy (receipt of which shall have been confirmed by telephone) or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01.

 SECTION 11.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower or the Parent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Lenders and the Fronting Bank and shall survive the making by the Lenders of the Loans and the issuance by the Fronting Bank of the Letters of Credit, regardless of any investigation made by the Lenders or the Fronting Bank or on any of their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments or the LC Commitment have not been terminated.

 SECTION 11.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, the Parent, the Administrative Agent and the Fronting Bank and when the Administrative Agent shall have received copies hereof that, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Parent, the Administrative Agent, the Fronting Bank and each Lender and their respective successors and assigns, except that neither the Borrower nor the Parent shall have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

 SECTION 11.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Parent, the Administrative Agent, the Fronting Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

 (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of (A) an assignment by a Lender to a Lender or an Affiliate of such Lender or (B) an assignment at the request of any Governmental Authority having jurisdiction over such Lender, the Borrower, the Administrative Agent and the Fronting Bank must each give their prior written consent to such assignment (which consent shall not be unreasonably withheld, it being understood that it would be reasonable for the Borrower to withhold such consent in the case of any assignment that would have the result of materially increasing the costs to the Borrower), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or the Commitment of the assigning Lender immediately prior to the assignment, if such Commitment is less than $5,000,000), (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,000 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 11.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15,
2.17 and 11.05, as well as to any Fees accrued for its account and not yet paid); PROVIDED, HOWEVER, that such Lender shall not be released from any action that the Parent or the Borrower may have against such Lender for breach of such Lender's obligations under this Agreement.

 (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning
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
Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Parent, the Borrower or any of its Subsidiaries or the performance or observance by the Parent, the Borrower or any of its Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

 (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment and the LC Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the REGISTER ). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Parent, the Administrative Agent, the Fronting Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Parent, the Fronting Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

 (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Fronting Bank.

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
 (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13 and 2.17 to the same extent as if they were Lenders; PROVIDED FURTHER, HOWEVER, that this clause (iii) shall not apply to the extent that the cost protection any participating bank would be entitled to receive (without regard to this clause (iii)) exceeds the cost protection payments that the person making the participation to such participating bank would have been entitled to receive in the absence of such participation and (iv) the Borrower, the Parent, the Administrative Agent, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower and the Parent relating to the Loans and the LC Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending the final maturity date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

 (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participa-

tion pursuant to this Section 11.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and the Parent furnished to such Lender by or on behalf of the Borrower and the Parent, PROVIDED that any such disclosure of information designated by the Borrower or the Parent as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (on terms substantially similar to those contained in Section 11.16) to preserve the confidentiality of such confidential information.

 (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank, PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder.

 SECTION 11.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Fronting Bank and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Fronting Bank, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, other charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, the Collateral Agent and the Fronting Bank, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Fronting Bank, the Collateral Agent or any Lender. The Borrower further agrees that it shall
(i) indemnify the Lenders, the Fronting Bank and the Collateral Agent from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents and (ii) reimburse the Administrative Agent for any reasonable out-of-pocket expenses incurred by it in connection with, and on a fully allocated basis for its reasonable internal costs in connection with, auditing any Borrowing Base Certificate.

 (b) Each of the Borrower and the Parent agrees to indemnify the Administrative Agent, each Lender, the Fronting Bank and the Collateral Agent and each of their respective directors, officers, employees and agents (each such person being called an INDEMNITEE ) against, and to hold each Indemnitee harmless from, any and all losses, claims, demands, damages, penalties, fines, liabilities, settlements, costs and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) any claim, litigation, investigation or proceeding relating to the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder, the consummation of the Transactions and the other transactions contemplated thereby, or the use of the Letters of Credit or the proceeds of the Loans, whether or not any Indemnitee is a party thereto, or (ii) the violation of, noncompliance with or liability under any Environmental and Safety Laws applicable to the operations of the Parent and its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto (including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses relating thereto), PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, demands, damages, penalties, fines, liabilities, settlements, costs or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

 (c) The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Fronting Bank, the Collateral Agent or any Lender. All amounts due under this

Section 11.05 shall be payable on written demand therefor.

 SECTION 11.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

 SECTION 11.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER
LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK.

 SECTION 11.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Fronting Bank, the Collateral Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Fronting Bank, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or the Parent therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or the Parent in any case shall entitle the Borrower or the Parent to any other or further notice or demand in similar or other circumstances.

 (b) Neither this Agreement nor any of the other Loan Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Parent and the Required Lenders, or in the case of the Pledge Agreement, the Security Agreement or any Mortgage, pursuant to an agreement or agreements in writing entered into by the Borrower, the Parent and the Collateral Agent and consented to by the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the Maturity Date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Loan affected thereby, (ii) change or extend the Commitment or decrease the rate of Commitment Fees or LC Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.14, the provisions of
Section 11.03, the provisions of this Section 11.08 or the definition of Required Lenders , without the prior written consent of each Lender, (iv) release the Parent from its guarantee hereunder without the prior written consent of each Lender, (v) release any Collateral under the Pledge Agreement, the Security Agreement or any Mortgage or release any Subsidiary Guarantor from the Guarantee Agreement without the prior written consent of each Lender other than as expressly permitted there-under or (vi) amend or modify the definition of the term "Book Value", "Borrowing Base", "Effective Advance Rate", "Eligible Inventory", "Inventory" or "Purchase Accrual Inventory", in each case without the prior written consent of Lenders holding Loans representing more than 66-2/3% of the aggregate principal amount of the Loans then outstanding or, if no Loans are outstanding, Lenders having Commitments representing more than 66-2/3% of the aggregate Commitments; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this
Section 11.08, and any consent by any Lender pursuant to this
Section 11.08 shall bind any person subsequently acquiring a Loan from it.

 SECTION 11.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively the CHARGES ), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the MAXIMUM RATE ) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable to such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

 SECTION 11.10. ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

 SECTION 11.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN
INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

 SECTION 11.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

 SECTION 11.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in
Section 11.03.

 SECTION 11.14. HEADINGS. Article and Section headings and the
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

 SECTION 11.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of the Borrower, the Parent, the Administrative Agent, the Fronting Bank and each Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment arising therefrom, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, the Parent or their respective properties in the courts of any jurisdiction.

 (b) Each of the Borrower, the Parent, the Administrative Agent, the Fronting Bank and each Lender hereby irrevocably and uncondi-

tionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in New York. Each of the parties
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
hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

 (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

 SECTION 11.16. CONFIDENTIALITY. Except as otherwise provided in
Section 11.04(g), each of the Agent, the Fronting Bank and each of the Lenders agrees (a) to keep confidential, (b) to cause its respective officers, directors and employees to keep confidential and (c) to use its reasonable efforts to cause its respective agents and representatives to keep confidential, the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Agent, the Fronting Bank or any Lender shall be permitted to disclose Information (i) to such of its respective officers, directors, employees, agents and representatives as need to know such Information, (ii) to the extent requested by any bank regulatory authority or rating agency, (iii) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process or
(iv) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement or
(B) becomes available to the Agent, the Fronting Bank or any Lender on a non-confidential basis from a source other than the Borrower or the Parent. For the purposes of this Section 11.16, INFORMATION shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Agent, the Fronting Bank or any Lender based on any of the foregoing) that are received from the Borrower or the Parent and relate to the Borrower or the Parent, any shareholder of the Borrower or the Parent or any employee, customer or supplier of the Borrower or the Parent, other than any of the foregoing that were available to the Agent, the Fronting Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or the Parent, and which are, in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 11.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

          SECTION 11.17. MORTGAGED PROPERTY CASUALTY AND CONDEMNATION. (a) Notwithstanding any other provision of this Agreement or the Security Documents, the Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to the Borrower, all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies with respect to any casualty or other insured damage ( CASUALTY ) to any portion of any Mortgaged Property (collectively, INSURANCE PROCEEDS ), unless the amount of the related Insurance Proceeds is less than $1,000,000 and an Event of Default shall not have occurred and be continuing. The Borrower agrees to notify the Collateral Agent and the Administrative Agent, in writing, promptly after the Borrower obtains notice or knowledge of any

Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and the Borrower's good faith estimate of the amount of related damages. If the Borrower shall receive any Insurance Proceeds, the Borrower agrees, subject to the foregoing limitations, to endorse and transfer any Insurance Proceeds it receives to the Collateral Agent.

 (b) The Borrower will notify the Collateral Agent and the Administrative Agent immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a CONDEMNATION ). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Collateral Agent, which consent shall not be unreasonably withheld. The Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the CONDEMNATION PROCEEDS ), unless the amount of such Condemnation Proceeds is less than $1.000,000 and an Event of Default shall not have occurred and be continuing. The Borrower agrees to execute such further assignments of any Condemnation Proceeds as the Collateral Agent may reasonably require.

 (c) In the event of a Condemnation of all or substantially all of any Mortgaged Property (which determination shall be made by the Collateral Agent in its reasonable discretion), unless the Borrower shall have notified the Collateral Agent in writing promptly after such Condemnation that it intends to replace the related Mortgaged Property (and no Default or Event of Default shall have occurred and be continuing at the time of such election), the Collateral Agent may apply the Condemnation Proceeds received as a result of such Condemnation (less the reasonable costs, if any, incurred by the Collateral Agent or the Borrower in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees, other charges and disbursements (the Collateral Agent having agreed to reimburse the Borrower from such Condemnation Proceeds such costs incurred by the Borrower)) to prepay obligations outstanding under this Agreement in accordance with Section 2.10(b), with any remaining Condemnation Proceeds being returned to the Borrower. If the Borrower shall elect to replace a Mortgaged Property as contemplated above, (i) the replacement property shall be of utility comparable to that of the replaced Mortgaged Property and (ii) the insufficiency of any Condemnation Proceeds to defray the entire expense of the related location, acquisition and replacement of such replacement property shall in no way relieve the Borrower of its obligation to complete the construction of any replacement property if the Borrower shall have made such election and shall have acquired the related real property. Any condemnation of substantially all of a Mortgaged Property is referred to herein as a
 `substantially all Condemnation' .

 (d)  In the event of any Condemnation of the Mortgaged
Property, or any part thereof (other than a Condemnation described in paragraph (c) above (unless the Borrower shall be permitted and shall have elected to replace the related Mortgaged

Property as provided in paragraph (c) above) and subject to the provisions of paragraph (f) below), the Collateral Agent or Borrower, as applicable, shall apply the Condemnation Proceeds
(i) FIRST, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a total or substantially all Condemnation, to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, in each case, under the conditions specified in paragraph (f) below, and (ii) SECOND, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Collateral Agent and the Borrower in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees (the Collateral Agent having agreed to reimburse the Borrower from such Condemnation Proceeds such costs incurred by the Borrower)) to prepay obligations outstanding under this Agreement in accordance with Section 2.10(b), with any remaining Condemnation Proceeds being returned to or retained by the Borrower, as applicable.

 (e) In the event of any Casualty of the improvements of any Mortgaged Property, and so long as no Default or Event of Default has occurred and is continuing, the Borrower may restore the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Insurance Proceeds, in assets used in the Borrower's principal lines of business within 360 days after the receipt thereof, PROVIDED that the Borrower, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. It is understood that any excess Insurance Proceeds that are not used to restore the Mortgaged Property or reinvested in the Borrower's principal lines of business as contemplated above will be applied to prepay obligations outstanding under this Agreement in accordance with
Section 2.10(b).

 (f) Except as otherwise specifically provided in this
Section 11.17, all Insurance Proceeds and all Condemnation Proceeds recovered by the Collateral Agent (A) are to be applied to the restoration of the applicable Mortgaged Property (or, if permitted in the event of a total or substantially all Condemnation as contemplated in paragraph (c) above, to the location, acquisition and construction of a replacement for the applicable Mortgaged Property) (less the reasonable cost, if any, to the Collateral Agent of such recovery and of paying out such proceeds, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and (B) shall be applied by the Collateral Agent to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the
 Work ) and (C) shall be paid out from time to time to the Borrower as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) pro-

gresses for the payment thereof, subject to conditions to be agreed upon by the Borrower and the Collateral Agent.

 (g) Nothing in this Section 11.17 shall prevent the Collateral
Agent from applying at any time all or any part of the Insurance
Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Credit Agreement.

 IN WITNESS WHEREOF, the Borrower, the Parent, the Fronting
Bank, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   HILLS STORES COMPANY,

                                    by
                                         ___________________________
                                        Name:
                                        Title:


                                   HILLS DEPARTMENT STORE
                                   COMPANY,

                                      by
                                          --------------------------
                                          Name:
                                          Title:


                                   CHEMICAL BANK, individually,
                                   as Administrative Agent and as
                                   Fronting Bank,

                                      by
                                          --------------------------
                                          Name:
                                          Title:


                                   NATWEST BANK N.A.,
                                   individually and as Managing
                                   Agent,

                                      by
                                           -------------------------
                                           Name:
                                           Title:


                                   CREDIT LYONNAIS NEW YORK
                                   BRANCH, individually and as
                                   Co-Agent,

                                     by
                                           -------------------------
                                           Name:
                                           Title:

                                   CREDIT LYONNAIS CAYMAN ISLAND
                                   BRANCH, individually and as
                                   Co-Agent,

                                     by
                                       -------------------------
                                        Name:
                                        Title:


                                   INTERNATIONAL NEDERLADEN
                                   (U.S.) CAPITAL CORPORATION,
                                   individually and as Co-Agent,

                                     by
                                       -------------------------
                                        Name:
                                        Title:


                                   THE CIT GROUP/BUSINESS CREDIT,
                                   INC., individually and as
                                   Co-Agent,

                                     by

                                       -------------------------
                                        Name:
                                        Title:


                                   DRESDNER BANK AG, NEW YORK AND
                                   GRAND CAYMAN BRANCHES,

                                     by
                                       -------------------------
                                        Name:
                                        Title:

                                     by
                                       -------------------------
                                        Name:
                                        Title:

                                   FIRST SOURCE FINANCIAL LLP,

                                        by FIRST SOURCE FINANCIAL,
                                           INC., its agent and manager,

                                        by
                                        -------------------------
                                         Name:
                                         Title:


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION,

                                     by

                                        -------------------------
                                          Name:
                                          Title:


                                   NATIONAL CITY BANK,

                                     by
                                          -------------------------
                                          Name:
                                          Title:


                                   SANWA BUSINESS CREDIT
                                   CORPORATION,

                                     by

                                        -------------------------
                                        Name:
                                        Title:


                                   TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION,

                                     by
                                         -------------------------
                                         Name:
                                         Title:
                                      86